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                                CREDIT AGREEMENT


                           Dated as of July 11, 1997


         ALLIED CAPITAL LENDING CORPORATION, a Maryland corporation (the "Company"), RIGGS BANK N.A., as the initial lender hereunder, and any subsequent lenders that become parties to this Agreement (the "Lenders"), and RIGGS BANK N.A., as Agent, agree as follows (with certain terms used herein being defined in Article 10 below):


                                   ARTICLE 1

                                CREDIT FACILITY

         Section 1.1 Loan Commitments. Upon the terms and subject to the conditions of this Agreement, each Lender agrees to make, from time to time during the period from the Effective Date through the Maturity Date, one or more Loans to the Company in an aggregate unpaid principal amount not exceeding, at any time, such Lender's Commitment at such time; provided that, the aggregate unpaid principal amount of all Loans, including those then to be made, shall not exceed the Borrowing Base at such time. The initial Commitment on the Agreement Date is in the amount of $15,000,000 and is established by Riggs. The Agent agrees that it shall use all reasonable efforts to cause additional Lenders, acceptable to the Agent and the Company, to provide additional Commitments in an aggregate amount of $27,000,000.

         Section 1.2 Manner of Borrowing. (a) The Company shall give the Agent written notice (which shall be irrevocable) no later than 10:00 a.m. (Washington, D.C. time) on the day that is one Business Day prior to the requested date for the making of Loans. Upon receipt of any such notice, the Agent shall promptly deliver a copy hereof to each Lender
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and promptly notify each Lender of the contents thereof and of the amount of each Loan to be made by such Lender on the requested date specified therein.

                 (b) Not later than 1:00 p.m. (Washington, D.C. time) on each requested date for the making of Loans, each Lender shall, if it has received timely notice from the Agent of the request for Loans, and if the conditions specified in Article 2 have been satisfied, make available to the Agent, in Dollars in funds immediately available to the Agent the Loans to be made by such Lender on such date. Any Lender's failure to make any Loan to be made by it on the requested date therefor shall not relieve any other Lender of its obligation to make any Loan to be made by such other Lender on such date, but such other Lenders shall not be liable for such failure.

                 (c) Unless the Agent shall have received notice from a Lender prior to 1:00 p.m. (Washington, D.C. time) on the requested date for the making of any Loans that such Lender will not make available to the Agent the Loans requested to be made by such Lender on such date, the Agent may assume that such Lender has made such Loans available to the Agent on such date in accordance with Section 1.2(b), and the Agent in its sole discretion may, in reliance upon such assumption, make available to the Company on such date a corresponding amount on behalf of such Lender. If and to the extent such Lender shall not make available to the Agent the Loans requested to be made by such Lender on such date and the Agent has made available to the Company a corresponding amount on behalf of such Lender, such Lender shall, on demand, pay to the Agent such corresponding amount together with interest thereon, at the Federal Funds Rate, for each day from the date such amount was made available by the Agent to the Company until the date such amount is repaid to the Agent. If such Lender does not pay such corresponding amount promptly upon the Agent's demand therefor, the Agent shall promptly notify the Company and the Company shall, as promptly as practicable, but in any event within 30 Business Days of such notification, repay such corresponding amount to the Agent together with accrued interest thereon at the applicable rate provided in
Section 1.3(a).

                 (d) All Loans made available to the Agent in accordance with Section 1.2(b) shall be disbursed by the Agent not later than 2:00 p.m. (Washington, D.C. time) on the requested date therefor in Dollars in funds immediately available to the





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Company by credit to an account of the Company with the Agent or by wire transfer as otherwise specified in the applicable notice.

         Section 1.3 Interest. (a) Rate. Each Loan shall bear interest on the outstanding principal amount thereof until due at a rate per annum equal to LIBOR plus 1.35%, adjusted monthly on each LIBOR Calculation Date to reflect LIBOR then in effect. If all or any part of a Loan or any other amount due and payable under the Credit Documents is not paid when due (whether at maturity, by reason of notice of repayment or acceleration or otherwise), such unpaid amount shall, to the maximum extent permitted by Applicable Law, bear interest for each day during the period from the date such amount became so due until it shall be paid in full (whether before or after judgment) at a rate per annum equal to the applicable Post-Default Rate.

                 (b) Payment. Interest shall be payable in arrears on the first Business Day of each calendar month. Any interest accruing at the Post-Default Rate shall be payable on demand.

                 (c) Maximum Interest Rate. Nothing contained in the Credit Documents shall require the Company at any time to pay interest at a rate exceeding the Maximum Permissible Rate. If interest payable by the Company on any date would exceed the maximum amount permitted by the Maximum Permissible Rate, such interest payment automatically shall be reduced to such maximum permitted amount, and interest for any subsequent period, to the extent less than the maximum amount permitted for such period by the Maximum Permissible Rate, shall be increased by the unpaid amount of such reduction.
In the event that any Lender shall ever receive, collect or apply as interest, any sum in excess of interest at a rate exceeding the Maximum Permissible Rate, such excess amount shall be applied to the reduction of the unpaid principal balance of the Note held by such Lender, and if such Note has been paid in full, any remaining excess shall be paid to the Company. In determining whether or not the interest paid or payable, under any specific contingency, exceeds interest at a rate exceeding the Maximum Permissible Rate, the Company and each Lender shall, to the maximum extent permitted under Applicable Law:
(1) characterize any nonprincipal payment as an expense or fee rather than as interest,





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(2) exclude voluntary prepayments and the effects thereof, and (3) "spread" the total amount of interest throughout the entire original contemplated term of the applicable Note; provided that if a Note is paid and performed in full prior to the end of the full contemplated term thereof, and if the interest received for the actual period of existence thereof exceeds the amount of interest calculated at the Maximum Permissible Rate, the Lender holding such Note shall refund to the Company the amount of such excess to the extent necessary to avoid any civil or criminal penalties being imposed on such Lender or such Lender's being obligated to repay to the Company all or any part of the payments received by such Lender on such Note.

         Section 1.4 Substitute Rate. In the event that conditions in the London interbank market change so as to make it impractical in the judgment of any Lender to make or maintain Loans based on LIBOR, whether because one-month Dollar deposits are not available to such Lender in the London interbank market, or otherwise, such Lender shall give notice thereof to the Agent and the Company. During the 30 Business Days following the receipt of such notice, the Agent, the Lenders and the Company shall negotiate in good faith with a view toward modifying this Agreement to provide a substitute basis for determining the interest rate on the Loans which is financially a substantial equivalent of the basis provided for herein. If, within such period of 30 Business Days, the parties shall agree in writing upon such substitute basis, then such substitute basis shall be retroactive to, and effective from, the date of the aforesaid notice. If, within such period, the parties shall fail to agree in writing upon such substitute basis, the Company agrees that Loans shall bear interest at a rate equal to the Prime Rate, adjusted daily when and as the Prime Rate is changed (such rate shall be referred to herein as the "Substitute Rate").

         Section 1.5 Taxes. All payments with respect to Loans (including, without limitation, payments of principal and interest) are payable free and clear of any and all present and future taxes, levies, imposts, duties, deductions, withholdings, fees, liabilities and similar charges (the "Taxes") incurred by a Lender in connection with obtaining funds in the London interbank market to make or maintain Loans. If, as a result of any change in





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applicable law or regulation or in the interpretation thereof by any
Governmental Authority charged with the administration thereof, or the introduction of any law or regulation, any such Taxes are required to be withheld or deducted from any amount payable to a Lender with respect to a Loan, the amount payable to such Lender shall be increased to the amount which, after deduction from such increased amount of all Taxes required to be withheld or deducted therefrom, will yield to such Lender the amount stated to be payable with respect thereto provided, however, that in no event shall the Company be required to pay more interest than would have been charged if the Substitute Rate were charged and in the event that the application of this
Section 1.5 would result in such greater charge, this Agreement will be deemed amended as of the date of such application to provide for interest to be paid to such Lender at the Substitute Rate. If any of the Taxes specified in this
Section 1.5 are paid by a Lender, the Company shall, upon demand of such Lender, reimburse such Lender for such payments, together with any interest, penalties and expenses (calculated as if such payments constituted overdue amounts of principal) from the date such payment or payments are made to the date of reimbursement by the Company, unless precluded by the application of the limitations set forth above.

         Section 1.6 Additional Costs. In the event that at any time any Lender shall be required to maintain reserves against "Eurocurrency Liabilities" under Regulation D of the Board of Governors of the Federal Reserve System or in the event that there shall occur any change in applicable law or regulation or in the interpretation thereof by any Governmental Authority charged with the administration thereof or the introduction of any law or regulation subjects a Lender to any tax of any kind whatsoever with respect to its Loans or its Note, or changes the basis of taxation of payments to such Lender of principal of or interest payable with respect to any Loan hereunder (except for changes in the rate of tax based solely on the overall net income of such Lender) or imposes, modifies or deems applicable any reserve, special deposit, capital ratio or similar requirement against assets held by or deposits in or for the account of, or loans by, such Lender or imposes on such Lender, directly or indirectly, any other conditions affecting the Loans or the Notes of such Lender or the cost of Dollar deposits obtained by such Lender in the London interbank market, and the result of





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any of the foregoing is to increase the cost to such Lender of making or maintaining Loans based on LIBOR, then the Company shall pay to such Lender from time to time upon its demand the additional amount or amounts (a certificate of an officer of such Lender setting forth the calculation of such costs shall be conclusive and binding, absent manifest error), necessary to compensate such Lender for such additional costs provided, however, that in no event shall the Company be required to pay more interest than would have been charged if the Substitute Rate were charged and in the event that the application of this Section 1.6 would result in such greater charge, this Agreement will be deemed amended as of the date of such application to provide for interest to be paid at the Substitute Rate.

         Section 1.7 Repayment. The Loans shall mature and become due and payable, and shall be repaid by the Company in full on the Maturity Date.

         Section 1.8 Prepayments. (a) Optional Prepayments. The Company may, at any time and from time to time, prepay the Loans in whole or in part, without premium or penalty.

                 (b) Borrowing Base Mandatory Prepayments. If on any date the aggregate unpaid principal amount of the Loans exceeds the Borrowing Base at such time, the Company shall, within three Business Days following demand by the Agent, prepay the Loans in an amount equal to the amount of such excess. Each such payment required by this Section 1.8(b) shall be due and payable before 10:00 a.m. (Washington, D.C. time) on the date which is three Business Days after the date on which demand is made by the Agent. The Agent shall make the foregoing demands for payment of such excess if directed to do so by the Majority Lenders.

                 (c) Additional Collateral. If, but only if, at such time as the Company shall be required to prepay Loans under Section 1.8(b), no Potential Default or Event of Default exists, in lieu of prepaying Loans, the Company may add Eligible Mortgage Loans to the Borrowing Base, such that, after giving effect thereto, the Company shall be in compliance with the requirements of Section 1.8(b).





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         Section 1.9      Reduction of Commitments.  The Company may
permanently reduce the Commitments by giving the Agent written notice (which shall be irrevocable) thereof no later than 10:00 a.m. (Washington, D.C. time) on the thirtieth Business Day before the requested date of such reduction, except that, (a) no partial reduction of the Commitments shall be in an aggregate amount less than $1,000,000 and (b) no reduction may reduce the Commitments to an amount less than the aggregate amount of Loans outstanding. Upon receipt of any such notice, the Agent shall promptly notify each Lender of the contents thereof and the amount to which such Lender's Commitment is to be reduced.

         Section 1.10 Fees. (a) Facility Fees. The Company shall pay to the Agent for the account of each Lender a facility fee on the amount of each Lender's Commitment for each day from the Agreement Date through the Maturity Date at a rate per annum of 0.20%, payable quarterly in advance on the first Business Day of each calendar quarter, beginning on October 1, 1997. On the date hereof, Riggs is the only Lender and is entitled to the payment of such fee with respect to its $15,000,000 Commitment. On the date of this Agreement, the Company shall pay to Riggs a prorated portion of such fee for the period beginning on the Agreement Date through September 30, 1997. No subsequent Lender shall be entitled to such fee until it becomes an Additional Lender, approved by the Company, pursuant to Section 9.15 with a Commitment in an amount approved by the Company.

                 (b) Upfront Fee. The Company shall pay to the Agent for the account of each Lender a commitment fee on the amount of each Lender's Commitment, and any increase thereto, equal to 0.10% of each such Lender's Commitment. The Company shall pay such fee to Riggs on the date of this Agreement. No subsequent Lender shall be entitled to such fee until it becomes an Additional Lender approved by the Company, pursuant to Section 9.15 with a Commitment in an amount approved by the Company.

         Section 1.11 Computation of Interest and Fees. Interest and the facility fee shall be computed on the basis of a year of 365 days and paid for the actual number of days elapsed. Interest and fees for any period shall be calculated from and including the first day thereof to but excluding the last day thereof. Notwithstanding the foregoing, interest accrued by





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reference to LIBOR shall be computed on the basis of a year of 360 days and paid for the actual number of days elapsed.

         Section 1.12 Evidence of Indebtedness. The obligation of the Company to repay the Loans made by each Lender with interest in accordance with the terms of this Agreement shall be evidenced by this Agreement, the records of such Lender, and a single Note payable to the order of such Lender. The face amount of the Note held by each Lender shall be the amount of such Lender's Commitment, but at no time shall the aggregate principal amount of Loans outstanding thereunder exceed such Lender's Commitment. The records of each Lender shall be prima facie evidence (absent manifest error) of such Lender's Loans and accrued interest thereon and of all payments made in respect thereof.

         Section 1.13 Payments. (a) Time, Place and Manner. All payments due under the Credit Documents shall be made to the Agent at its office at 808 17th Street, N.W., Washington, D.C. 20006, or to such other address within the United States of America as the Agent may designate by notice to the Company.
A payment shall not be deemed to have been made on any day unless such payment has been received by the Agent, at the required place of payment, in Dollars in funds immediately available to the Agent at such office, no later than 12:00 noon (Washington, D.C. time) on such day.

                 (b) No Reductions. All payments due to the Agent or any Lender under the Credit Documents, and all other terms, conditions, covenants and agreements to be observed and performed by the Company thereunder, shall be made, observed or performed by the Company without any reduction or deduction whatsoever, including any reduction or deduction for any set-off, recoupment, counterclaim (whether sounding in tort, contract or otherwise) or Tax, except for any withholding or deduction for Taxes required to be withheld or deducted under Applicable Law.

                 (c) Authorization to Charge Accounts. The Company hereby authorizes the Agent and each Lender, upon the occurrence of an Event of Default, if and to the extent any amount payable by the Company under the Credit Documents (whether payable to such Lender or to any other Person that is the Agent or a Lender) is not otherwise paid when due,





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to charge such amount against any or all of the accounts of the Company (other than the Company's SBA imprest account or other escrow or trustee accounts) with such Person or any of its Affiliates (whether maintained at a branch or office located within or without the United States), with the Company remaining liable for any deficiency.

                 (d) Extension of Payment Dates. Whenever any payment to the Agent or any Lender under the Credit Documents would otherwise be due (except by reason of acceleration) on a day that is not a Business Day, such payment shall instead be due on the next succeeding Business Day. If the date any payment under the Credit Documents is due is extended (whether by operation of any Credit Document, Applicable Law or otherwise), such payment shall bear interest for such extended time at the rate of interest applicable hereunder.

         Section 1.14 Distribution of Payments by the Agent. (a) The Agent shall promptly distribute to each Lender its ratable share of each payment received by the Agent under the Credit Documents for the account of the Lenders by credit to an account of such Lender with the Agent or by wire transfer to an account of such Lender at an office of any other commercial bank located in the United States (as directed by such Lender). If the Agent receives a payment by 12:00 noon (Washington, D.C. time) on a Business Day, it shall use reasonable efforts to make ratable distributions of such payment to the Lenders on the same Business Day. If the Agent receives a payment after 12:00 noon (Washington, D.C. time) on a Business Day, it shall use reasonable efforts to make ratable distributions of such payment to the Lenders on the next succeeding Business Day.

                 (b) Unless the Agent receives notice from the Company prior to the date on which any payment is due to the Lenders under the Credit Documents that the Company will not make such payment in full, the Agent may, at its option, assume that the Company made such payment in full to the Agent on such date, and the Agent in its sole discretion may, in reliance upon such assumption, cause to be distributed to each Lender on such due date a corresponding amount with respect to the amount then due such Lender. If and to the extent the Company shall not make such payment in full to the Agent and the Agent has distributed to any Lender a corresponding amount, such Lender shall, on demand, repay to





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the Agent the amount so distributed together with interest thereon, at the
Federal Funds Rate, for each day from the date such amount is distributed to such Lender until the date such Lender repays such amount to the Agent.

         Section 1.15 Pro Rata Treatment. Except to the extent otherwise expressly provided herein, (a) Loans shall be made by the Lenders pro rata in accordance with their respective Commitments, (b) each reduction in the Commitments shall be made pro rata in accordance with the respective amounts thereof and (c) each payment of the principal of or interest on the Loans or of fees shall be made for the account of the Lenders pro rata in accordance with their respective amounts thereof then due and payable. The Agent shall give each Lender prompt notice of any reduction of such Lender's Pro Rata Share and the effective date thereof.

                                   ARTICLE 2

                              CONDITIONS TO LOANS

         Section 2.1 Conditions to Initial Loans. The obligation of each Lender to make its initial Loan is subject to the determination of each Lender, in its sole and absolute discretion, that each of the following conditions has been fulfilled:

                 (a) The Company shall deliver to the Agent, in form and substance satisfactory to the Agent and its counsel, each of the following (with sufficient copies for each of the Lenders):

                          (1)     A duly executed original of this Agreement;

                          (2)     Duly executed originals of the Security
         Agreement;

                          (3)     Duly executed originals of each of the Notes;

                          (4) Duly executed originals of all financing statements and other documents, instruments and agreements deemed necessary or appropriate by the Agent, in its reasonable discretion, to obtain for the Agent on behalf of the Lenders a





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         perfected Lien upon the Collateral, which shall be subject to no other
         Lien, whether prior to, on a parity with, or junior to, such Lien;

                          (5)     Such credit applications, financial
         statements, authorizations and such information concerning the Company, any Subsidiary and their respective businesses, operations and conditions (financial and otherwise) as any Lender may reasonably request;

                          (6) Certified copies of resolutions of the Board of Directors of the Company approving the execution and delivery of the Credit Documents, the performance of the Obligations thereunder and the consummation of the transactions contemplated thereby;

                          (7)     A certificate of the Secretary or an
         Assistant Secretary of the Company certifying the names and true signatures of the officers of the Company authorized to execute and deliver the Credit Documents to which the Company is a party;

                          (8) A copy of the Articles of Incorporation of the Company certified by the Secretary of State of the state of organization of the Company as of a recent date;

                          (9) A copy of the Bylaws of the Company certified by the Secretary or an Assistant Secretary of the Company as of the date of this Agreement as being accurate and complete;

                          (10) A certificate of the Secretary of State of the State of Maryland, certifying as of a recent date that the Company is in good standing;

                          (11) An opinion of counsel for the Company and covering such matters as the Agent may reasonably request;

                          (12) A duly completed Borrowing Base Certificate dated and setting forth a calculation of the Borrowing Base as of the date of the initial Loans;

                          (13) A copy of the investment management agreement between the Company and Allied Capital Advisers, Inc.; and

                          (14) A copy of the Custody Agreement and a duly executed original of a letter agreement or bailee agreement, in form and substance acceptable to the





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         Agent, among the Agent, the Company and the Custodian pursuant to which the Custodian agrees to segregate the Collateral and hold the Collateral as bailee for the Agent as the secured party under the Security Agreement.

                 (b) All acts and conditions (including, without limitation, the obtaining of any necessary regulatory approvals and the making of any required filings, recordings or registrations) required to be done and performed and to have happened precedent to the execution, delivery and performance of the Credit Documents and to constitute the same legal, valid and binding obligations, enforceable in accordance with their respective terms, shall have been done and performed and shall have happened in due and strict compliance with all Applicable Laws.

                 (c) All documentation, including, without limitation, documentation for corporate and legal proceedings in connection with the transactions contemplated by the Credit Documents shall be satisfactory in form and substance to the Agent and its counsel.

                 (d) All fees for which the Agent is entitled to be reimbursed under Section 9.8(b) to the extent then billed, shall have been paid prior to (or will be paid concurrently with) the making of the first Loan hereunder.

                 (e) The Agent shall have completed an audit of the Collateral, if applicable, the results of which must be acceptable to the Agent.

         Section 2.2 Conditions to Each Loan. The obligation of each Lender to make each Loan requested to be made by it, including its initial Loan, is subject to the following conditions:

                 (a) The Company shall deliver to the Agent a notice of borrowing with respect to such Loan complying with the requirement of Section 1.2;

                 (b) The representations and warranties of the Company contained in the Credit Documents shall be accurate and complete in all material respects as if made on and as of the date of such Loan (except as to any representation or warranty which speaks to a specific date in which case such representation and warranty shall be accurate and complete in all material respects as of such specific date);

                 (c) There shall not exist an Event of Default or a Potential Default;





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                 (d)      Following the funding of the requested Loan: (1) the
aggregate principal amount of Loans outstanding advanced by any Lender will not exceed its Commitment at such time, and (2) the aggregate principal amount of Loans outstanding will not exceed the Borrowing Base as of the date of such Loan;

                 (e) The Required Documents for the Mortgage Loans constituting the Collateral shall have been received by the Agent and segregated by the Custodian in accordance with the Bailee Agreement (this condition will be satisfied upon receipt by the Agent of certified copies of the Required Documents, provided that the original Mortgage Note, endorsed to the order of the Agent, a copy of the deed of trust or mortgage, together with the recording receipt or other satisfactory evidence of recordation, and a copy of the assignment, together with the recording receipt or other satisfactory evidence of recordation, or the original assignment, in recordable form, from the Company to the Agent, are delivered to the Agent within 5 Business Days of the making of the applicable Loan);

                 (f) The Agent shall have received a fully completed Borrowing Base Certificate in accordance with Section 4.2(a) with respect to the existing Eligible Mortgage Loans and a new Borrowing Base Certificate covering any additional Eligible Mortgage Loans to be included in the Borrowing Base; and

                 (g) Such Loan will not contravene any Applicable Law applicable to such Lender. By making a notice of borrowing pursuant to Section 1.2(a) to the Agent hereunder, the Company shall be deemed to have represented and warranted the accuracy and completeness of the statements set forth in Sections 2.2(b) through 2.2(e).

                                   ARTICLE 3

                         REPRESENTATIONS AND WARRANTIES

In order to induce the Agent and each Lender to enter into this Agreement and to induce each Lender to make the Loans requested to be made by it, the Company represents and warrants as follows:





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         Section 3.1      Organization; Power; Qualification.  The Company is a
corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation, has the corporate power and authority to own its properties and to carry on its businesses as now being and hereafter proposed to be conducted and is duly qualified and in good standing as a foreign corporation, and is authorized to do business, in all jurisdictions in which the character of its properties or the nature of its businesses requires such qualification or authorization, except for qualifications and authorizations the lack of which, singly or in the aggregate, has not had and does not have a significant possibility of having a Materially Adverse Effect on the Company or the Collateral, taken as a whole.

         Section 3.2 Subsidiaries. On the Effective Date, the Company has no Subsidiaries other than Allied Capital SBLC Corporation, a Maryland corporation ("SBLC"), and Allied Capital Credit Corporation, a Maryland corporation ("ACCC").

         Section 3.3 Authorization; Enforceability; Required Consents; Absence of Conflicts. The Company has the power, and has taken all necessary action (including any necessary stockholder action) to authorize it to execute, deliver and perform in accordance with their respective terms the Credit Documents and to borrow up to $27,000,000 hereunder. This Agreement has been, and each of the other Credit Documents when delivered to the Agent will have been, duly executed and delivered by the Company and is, or when so delivered will be, a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms. The execution, delivery and performance in accordance with their respective terms by the Company of the Credit Documents, and each borrowing hereunder, whether or not in the amount of the unused Commitments, do not and (absent any change in any Applicable Law or applicable Contract) will not (a) require any Governmental Approval (other than the filing of financing statements contemplated by the Security Agreement) or any other consent or approval, including any consent or approval of the stockholders of the Company, or (b) violate, conflict with, result in a breach of, constitute a default under, or result in or require the creation of any Lien (other than the Lien created by the Security Agreement) upon any assets of the Company or





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any Subsidiary under, (1) any Contract to which the Company or any Subsidiary is a party or by which the Company or any Subsidiary or any of its properties may be bound or (2) any Applicable Law.

         Section 3.4 Taxes. The Company and each Subsidiary has (a) filed all Tax returns required to have been filed by it under Applicable Law, (b) paid all Taxes that are shown on such returns as being due and payable by it or have been assessed against it, except for Taxes with respect to which the failure to pay does not contravene Section 4.3, and (c) to the extent required by GAAP or rules and regulations of the Internal Revenue Service, reserved against all Taxes that are payable by it but are not yet due or that are due and payable by it or have been assessed against it but have not yet been paid.

         Section 3.5 Litigation. Except as set forth on Exhibit 3.5, there are not, in any court or before any arbitrator of any kind or before or by any governmental or non-governmental body, any actions, suits or proceedings pending or threatened (nor, to the knowledge of the Company is there any basis therefor) against or in any other way relating to or affecting (a) the Company or any Subsidiary or any of its businesses or properties, (b) any Credit Document, or (c) the Collateral, except actions, suits or proceedings that (1) do not, singly or in the aggregate, have a significant possibility (taking into account the likelihood of an adverse determination) of having a Materially Adverse Effect on the Company, and (2) if adversely determined, would not, singly or in the aggregate, have a Materially Adverse Effect on the Collateral taken as a whole.

         Section 3.6 No Adverse Change or Event. Since the Statement Date, no change in the business, assets, Liabilities, financial condition, results of operations or business prospects of the Company has occurred, and no event has occurred or failed to occur, that has had or that has a significant possibility of having, either alone or in conjunction with all other such changes, events and failures, a Materially Adverse Effect on the Company or the Collateral, taken as a whole.

         Section 3.7 Accuracy of Information. No information, exhibit or report furnished in writing by the Company or any Subsidiary to the Agent or to any Lender in connection with the negotiation of or compliance with, the Loan Documents contains any material misstatement of fact or omits to state a material fact or any fact necessary to make the statements contained therein not misleading.

         Section 3.8 Security Interest. The Lien created, or purported to be created, by the Security Agreement constitutes and will constitute a perfected Lien in the Collateral, and such Collateral is not and will not be subject to any other Liens whether prior to, on a parity with, or junior to such Lien.

         Section 3.9 Financial Condition. The financial statements, dated the Statement Date, copies of which have heretofore been furnished to each Lender, are complete and correct and present fairly, in accordance with GAAP, the financial condition of the Company at such dates and the results of its operations and changes in financial position for the fiscal periods then ended.

         Section 3.10 Investment Company Act. Each of the Company, SBLC and ACCC is an "investment company" within the meaning of the Investment Company Act of 1940, as amended, and is a "regulated investment company" under Subchapter M of the Code, and is in compliance with all rules and regulations issued pursuant thereto, after giving effect to the transactions contemplated by this Agreement.

         Section 3.11 Use of Proceeds. The proceeds of all Loans shall be used by the Company solely for financing the acquisition or origination by the Company of Mortgage Loans. No part of the proceeds of any Loan made hereunder will be used, directly or indirectly, for "purchasing" or "carrying" "margin stock" as so defined or for any purpose which violates, or which would be inconsistent with, the provisions of the Regulations of the Board of Governors of the Federal Reserve System.

                                   ARTICLE 4

                             AFFIRMATIVE COVENANTS

         The Company hereby covenants and agrees with the Agent and each Lender that, as long as any Obligations remain unpaid, or any Commitments remain outstanding, the Company shall, and shall cause each of its Subsidiaries to:

         Section 4.1      Financial Statements.  Furnish to the Agent and each
Lender:

                 (a) Within 120 days after the last day of each fiscal year of the Company, (1) consolidated balance sheet and statements of operations, changes in net assets and cash flows as of the end of such fiscal year of the Company and its Subsidiaries, which statements shall be complete and correct and present fairly in accordance with GAAP the consolidated financial position of the Company and its Subsidiaries as at the end of such fiscal year and the consolidated results of operations, changes in net assets and cash flows for such year, and (2) consolidating balance sheet and statement of operations as of the end of such fiscal year of the Company and its Subsidiaries which agree to the consolidated balance sheet and statement of operations in Section 4.1(a)(1). The consolidated financial statements shall be accompanied by an unqualified report of a firm of independent certified public accountants reasonably acceptable to the Majority Lenders and including therewith a copy of any management letter from such certified public accountants;

                 (b) Within 45 days after the last day of each calendar quarter, (1) consolidated balance sheet and statements of operations, changes in net assets and cash flows for such quarter as of the end of such quarter of the Company and its Subsidiaries accompanied in each case by a Covenant Compliance Certificate of the chief financial officer of the Company, stating that such financial statements are complete and correct and present fairly in accordance with GAAP the consolidated financial position of the Company and its Subsidiaries as at the end of such quarter, and the consolidated results of operations, changes in net assets and cash flows for such quarter and for the elapsed portion of the fiscal year subject only to normal year-end auditing adjustments and demonstrating in detail satisfactory to the Agent the Company's compliance with the Financial Covenants as of and at the end of such quarter, and (2) consolidating balance sheet and statement of operations as of the end of the quarter of the Company and its Subsidiaries which agree to the consolidated balance sheet and statement of operations in Section 4.1(b)(1).

         Section 4.2 Certificates; Reports: Other Information. Furnish to the Agent (who shall promptly furnish a copy thereof to each of the Lenders):

                 (a) Within 15 days after the last day of each calendar month, a Borrowing Base Certificate setting forth the Borrowing Base as of the end of such month;

                 (b) Within 15 days after the last day of each calendar month, an Eligible Mortgage Loan report, in the form of Exhibit 4.2 hereto;

                 (c) Within 15 days after the last day of each calendar month, a delinquency report listing all Eligible Mortgage Loans on the books of the Company showing the payment status of each such loan, and otherwise in form and substance reasonably satisfactory to the Agent;

                 (d) Copies of all reports filed with the Securities and Exchange Commission and all reports and proxy materials sent to shareholders of the Company, promptly after the filing or sending thereof; and

                 (e) Promptly, such additional financial and other information regarding the Company or the Collateral, as the Agent or any Lender, through the Agent, may from time to time reasonably request, including any Information that the Agent may require concerning the Obligors and the Properties.

         Section 4.3 Payment of Indebtedness. Pay, discharge or otherwise satisfy at or before maturity or before it becomes delinquent, defaulted or accelerated, as the case may be, all its Indebtedness, except Indebtedness being contested in good faith by appropriate proceedings and for which provision is made to the reasonable satisfaction of the Agent for the payment thereof in the event the Company or such Subsidiary, as the case may be, is found to be obligated to pay such Indebtedness and which Indebtedness is thereupon promptly paid by the Company or such Subsidiary and except where non-compliance with this

Section 4.3 is not likely to have a Materially Adverse Effect on the Company, any Credit Documents or the Collateral.

         Section 4.4 Maintenance of Existence and Properties. Maintain its corporate existence and obtain and maintain all rights, privileges, licenses, approvals, franchises, properties and assets necessary or desirable in the normal conduct of its business, including its qualification as a regulated investment company under Subchapter M of the Code, except where the failure to so comply is not likely to have a Materially Adverse Effect on the Company, any Credit Document or the Collateral.

         Section 4.5      Inspection of Property; Valuations; Books and
Records: Audits.

                 (a) Keep proper books of record and account in which full, true and correct entries in conformity with GAAP and all Applicable Laws shall be made of all dealings and transactions in relation to its business and activities;

                 (b) Not less frequently that once during each calendar year, determine the Value of each Property securing an Eligible Mortgage Loan in accordance with the Approved Valuation Method, and provide copies thereof to the Agent upon its request; and

                 (c) Permit (1) representatives of the Agent and any Lender with a Commitment of $10,000,000 or more to (i) visit and inspect any of its assets and examine and make abstracts from any of its books and records during normal business hours and as often as may reasonably be desired by the Agent or any such Lender and, in the case of any such Lenders not accompanied by the Agent, upon reasonable written notice to the Company, and (ii) discuss the business, operations, properties and financial and other condition of the Company and any of its Subsidiaries with officers and employees of such Persons, and with their independent certified public accountants, and (2) representatives of the Agent to conduct periodic audits of the Eligible Mortgage Loans that are included within the Borrowing Base at any time.

         Section 4.6 Notices. Promptly give written notice to the Agent (which shall promptly transmit such notice to each of the Lenders) of:

                 (a) The occurrence of any Potential Default or Event of Default known to responsible management personnel of the Company and the proposed method of cure thereof;

                 (b) Any litigation or proceeding affecting the Company or any of its Subsidiaries or any Credit Document, or the Collateral which could have a Materially Adverse Effect on the Company, or on the Collateral; and

                 (c) The occurrence or non-occurrence of any fact or circumstance that causes a Mortgage Loan included in the Borrowing Base to cease to be an Eligible Mortgage Loan.

         Section 4.7 Credit Documents. Comply with and observe all terms and conditions of the Credit Documents.

         Section 4.8 Insurance. Obtain and maintain insurance with responsible companies in such amounts and against such risks as are usually carried by corporations engaged in similar businesses similarly situated, including, without limitation, errors and omissions coverage and fidelity coverage in form and substance acceptable to the Agent, and furnish the Agent on request full information as to all such insurance.

         Section 4.9 Investment Company Act. The Company will maintain compliance with the Investment Company Act of 1940, as amended, and the requirements of Subchapter M of the Code in order to maintain its status as a "regulated investment company."


                                   ARTICLE 5

                               NEGATIVE COVENANTS

         The Company hereby agrees that, as long as any Obligations remain unpaid or any Commitments remain outstanding, the Company shall not, and shall not permit any of its Subsidiaries to, at any time, directly or indirectly;

         Section 5.1 Liens. Create, incur, assume or suffer to exist, any Lien upon the Collateral except as contemplated by the Security Agreement or create, incur, assume or suffer to exist any Lien upon any of its other property and assets, except:

                 (a) Liens or charges for current Taxes, assessments or other governmental charges which are not delinquent or which remain payable without penalty, or the validity of which are contested in good faith by appropriate proceedings upon stay of execution of the enforcement thereof, provided the Company shall have set aside on its books and shall maintain adequate reserves for the payment of same in conformity with GAAP;

                 (b) Liens securing the claim of a materialman, mechanic, carrier, warehouseman or landlord for labor, materials, supplies or rentals incurred in the ordinary course of business, but only if payment thereof shall not at the time be required to be made in accordance with Section 4.3;

                 (c) Liens, deposits or pledges made to secure statutory obligations, surety or appeal bonds, or bonds for the release of attachments or for stay of execution, or to secure the performance of bids, tenders, contracts (other than for the payment of borrowed money), leases or for purposes of like general nature in the ordinary course of the Company's or a Subsidiary's, as the case may be, business;

                 (d) Liens arising in connection with purchase money indebtedness, conditional sale agreements, capital leases or other title retention agreements incurred in connection with the acquisition of furniture, fixtures, equipment or leasehold improvements in the ordinary course of business, provided that such Liens and capital leases are limited to the property purchased or leased;

                 (e) Liens on assets other than the Collateral to secure Indebtedness permitted by Section 5.2(b); and

                 (f) Liens on assets other than Collateral securing Indebtedness not to exceed $2,000,000 in the aggregate at any one time outstanding.

         Section 5.2 Indebtedness. Create, incur, assume or suffer to exist, or otherwise become or be liable in respect of any Indebtedness for borrowed money (including capitalized lease obligations) except:

                 (a) The Obligations and Indebtedness outstanding under the Credit Documents;

                 (b) Other Indebtedness of the Company incurred in the ordinary course of business to purchase, acquire or carry Mortgage Loans and real estate assets and investments, if, at the time of, and both before and after giving effect to, the incurrence of such Indebtedness, no Event of Default or Potential Default should have occurred and be continuing;

                 (c) Purchase money Indebtedness and capitalized lease obligations described in Section 5.1(d); and

                 (d) Other Indebtedness of the Company incurred in the ordinary course of business for general corporate purposes not to exceed $2,000,000 in the aggregate at any one time outstanding.

         Section 5.3 Consolidation and Merger; Change of Business. Liquidate or dissolve or enter into any consolidation, merger, partnership, joint venture, syndicate or other combination or make any material change in the nature of its business as presently conducted.

         Section 5.4 Acquisitions. Purchase or acquire or incur liability for the purchase or acquisition of any or all of the assets or business of any Person, other than Mortgage Loans and real estate assets and investments acquired in the ordinary course of business and other acquisitions not to exceed $1,000,000 in the aggregate during the term of this Agreement.

         Section 5.5 Payment of Dividends. If a Dividend Block Default has occurred and is continuing, declare or pay any dividends upon any shares of the Company's stock now or hereafter outstanding or make any distribution of assets to its stockholders as such, whether in cash, property, or securities, except such payments or distributions necessary to maintain compliance with the requirements of Subchapter M of the Code in order to maintain its status as a "regulated investment company" and to avoid imposition of a tax or similar payments.

         Section 5.6 Purchase or Retirement of Stock. Acquire, purchase, redeem or retire any shares of its capital stock now or hereafter outstanding except as provided in the dividend reinvestment plan of the Company.

         Section 5.7 Investments: Advances. Make or commit to make any advance, loan or extension of credit or capital contribution to, or purchase any stocks, bonds, notes, debentures or other securities of, or make any other investment in, any Person; provided, however, that the Company shall be permitted to make (a) investments in Money Market Investments, (b) advances in the ordinary course of business to employees for travel and related expenses,
(c) loans to employees to exercise stock options granted by the Company pursuant to the Company's stock option plan in an aggregate amount not to exceed $7,500,000 at any time outstanding, and (d) Mortgage Loans and investments in real estate assets in the ordinary course of business.

         Section 5.8 Sale of Assets. Sell, lease, assign, transfer or otherwise dispose of any of its assets (other than obsolete or worn out property), whether now owned or hereafter acquired, other than in the ordinary course of business as presently conducted or in connection with financing and securitization activities and at fair market value.

         Section 5.9 Maximum Leverage Ratio. The Company will maintain at all times a ratio of Total Liabilities to Shareholders' Equity of not greater than 1.75 to 1.

         Section 5.10 Interest Coverage Ratio. For each 12-month period ending on the last day of each calendar quarter (each, a "Test Period"), permit its ratio of Adjusted EBITDA to Total Interest Expense of the Company and its Subsidiaries, on a consolidated basis, to be less than 1.5 to 1.

         Section 5.11 Pro Forma Debt Service Coverage Ratio. For each Test Period, permit its ratio of Adjusted EBITDA to its Pro Forma Debt Service to be less than 1.25 to 1.

         Section 5.12 Transactions with Affiliates. Purchase, acquire or lease any property from, or sell, transfer or lease any property to, lend or advance any money to, borrow any money from, guarantee any obligation of, acquire any stock, obligations or securities of, or enter into any merger or consolidation agreement, or any management or similar fee agreement with, any Affiliate, or enter into any other transaction or arrangement or make any payment to (including, without limitation, on account of any management fees, services charges or tax sharing charges) or otherwise deal with, in the ordinary course of business or otherwise, any Affiliate other than on a basis no less favorable to the Company than would at the time be obtainable for a comparable transaction in an arm's-length dealing with an unrelated third Person, except that the Company may continue to retain Allied Capital Advisers, Inc. as its investment manager and conduct such transactions as are described in the investment management agreement in effect on the date hereof.

                                   ARTICLE 6
                                    DEFAULT

         Section 6.1 Events of Default. Upon the occurrence of any of the following events (an "Event of Default"):

                 (a) The Company shall fail to pay principal or interest on any Loan or any fee payable under this Agreement on the date when due or fail to make any payment required under Section 1.8 on the date when due and, in the case of the payment of interest or fees, such failure shall continue for five days; or

                 (b) Any representation or warranty made or deemed made by the Company in any Credit Document shall be inaccurate or incomplete in any material respect on or as of the date made or deemed made; or

                 (c) The Company shall fail to maintain its corporate existence or shall default in the observance or performance of any Financial Covenant; or

                 (d) The Company shall fail to observe or perform any other term or provision contained in any Credit Document and such failure shall continue for thirty (30) days after written notice from the Agent to the Company; or

                 (e) If there is a declared default or acceleration as a result of default of any Indebtedness of the Company or any of its Subsidiaries for money borrowed in the aggregate principal amount of $2,500,000 or more; or

                 (f) (1) The Company or any of its Subsidiaries shall commence any case, proceeding or other action (i) under any existing or future law of any jurisdiction, domestic or foreign, relating to bankruptcy, insolvency, reorganization or relief of debtors, seeking to have an order for relief entered with respect to it, or seeking to adjudicate it a bankrupt or insolvent, or seeking reorganization, arrangement, adjustment, winding-up, liquidation, dissolution, composition or other relief with respect to it or its debts, or (ii) seeking appointment of a receiver, trustee, custodian or other similar official for it or for all or any substantial part of its assets, or the Company or any of its Subsidiaries shall make a general assignment for the benefit of its creditors, or (2) there shall be commenced against the Company or any of its Subsidiaries any case, proceeding or other action of a nature referred to in clause (1) above which (i) results in the entry of an order for relief or any such adjudication or appointment, or (ii) remains undismissed, undischarged or unbonded for a period of sixty (60) days, or (3) there shall be commenced against the Company or any of its Subsidiaries any case, proceeding or other action seeking issuance of a warrant of attachment, execution, distraint or similar process against all or substantially all of its assets which results in the entry of an order for any such relief which shall not have been vacated, discharged, stayed, satisfied or bonded pending appeal within sixty (60) days from the entry thereof, or (4) the board of directors of the Company or any Subsidiary of the Company shall authorize the commencement of any case, proceeding or other action contemplated by clause (1) above, or (5) the Company or any of its Subsidiaries shall generally not, or shall be unable to, or shall admit in writing its inability to pay its debts as they become due; or

         (g) (1) The Company shall engage in any "prohibited transaction" (as defined in Section 406 of ERISA or Section 4975 of the Code) involving any Plan, (2) any "accumulated funding deficiency" (as defined in Section 302 of ERISA), whether or not waived, shall exist with respect to any Plan, (3) a Reportable Event shall occur with respect to, or proceedings shall commence to have a trustee appointed, or a trustee shall be appointed, to administer or to terminate, any Single Employer Plan, which Reportable Event or institution of proceedings is, in the reasonable opinion of the Agent or the Majority Lenders, likely to result in the termination of such Plan for purposes of Title IV of ERISA, and, in the case of a Reportable Event, the continuance of such Reportable Event unremedied for ten days after notice of such Reportable Event pursuant to Section 4043(a), (c) or (d) of ERISA is given or the continuance of such proceedings for ten days after commencement thereof, as the case may be, (4) any Single Employer Plan shall terminate for purposes of Title IV of ERISA, (5) any withdrawal liability to a Multiemployer Plan shall be incurred by the Company or any of its ERISA Affiliates, or (6) any other event or condition shall occur or exist; and in each case in clauses (1) through (6) above, such event or condition, together with all other such events or conditions, if any, is likely to subject the Company to any tax, penalty or other liabilities in an amount in the aggregate in excess of $1,000,000; or

         (h) One or more judgments or decrees in an aggregate amount in excess of $1,000,000 (exclusive of any amount covered by insurance or indemnities and the insurer or indemnitor is reasonably acceptable to the Agent as to creditworthiness and as to which amount such insurer or indemnitor has acknowledged liability in writing) shall be entered against the Company or any of its Subsidiaries and all such judgments or decrees shall not have been vacated, discharged, stayed, satisfied or bonded pending appeal within thirty
(30) days from the entry thereof; or

         (i) If Allied Capital Advisers, Inc. ceases to be employed as the investment manager for the Company or delegates its duties or assigns its rights as investment manager to any other Person, unless another such investment manager reasonably satisfactory to the Agent and the Lenders is employed by the Company.

         Section 6.2 Remedies Upon Event of Default. (a) Automatically upon the occurrence of an Event of Default under Section 6.1(f), (b) automatically upon the written demand of the Majority Lenders if an Event of Default occurs under Section 6.1(a) and within 60 days thereafter such Event of Default is not cured or waived by all Lenders, and (c) upon the occurrence of any other Event of Default, at the option of the Majority Lenders, each Lender's obligation to make Loans hereunder shall terminate and the principal balance of outstanding Loans and interest accrued but unpaid thereon shall become immediately due and payable, upon written demand from the Agent, but without presentment to the Company, which is expressly waived by the Company, and the Majority Lenders may direct the Agent to take all action with respect to the Collateral contemplated by the Credit Documents and to exercise any and all remedies available thereunder, at law, in equity or otherwise.


                                   ARTICLE 7

                     ADDITIONAL CREDIT FACILITY PROVISIONS

         Section 7.1 The Company acknowledges and agrees that Riggs shall not have any liability to the Company if prospective Additional Lenders do not become parties to this Agreement because it does not contain Increased Costs Terms. The Company agrees that if it incurs Indebtedness on terms comparable to the terms contained in this Agreement and if the documents governing such Indebtedness contain Increased Costs Terms, the Company shall execute an amendment to this Agreement pursuant to which comparable Increased Costs Terms are incorporated herein.


                                   ARTICLE 8

                                   THE AGENT

         Section 8.1 Appointment of Agent. Each Lender hereby irrevocably designates and appoints the Agent as the agent for such Lender under the Credit Documents (and as a representative of the Lenders, within the meaning of Section 9-105(m) of the Uniform Commercial Code) and each such Lender hereby irrevocably authorizes the Agent as the agent for such Lender, to take such action on its behalf under the provisions of the Credit Documents and to exercise such powers and perform such duties as are expressly delegated to the Agent by the terms of the Credit Documents, together with such other powers as are reasonably incidental thereto. In addition, the Agent shall take such action as it may be directed to take from time to time by the Majority Lenders. Notwithstanding any provision to the contrary elsewhere in the Credit Documents, the Agent shall not (a) have any duties or responsibilities except those expressly set forth therein, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into the Credit Documents or otherwise exist against the Agent, (b) be required under any circumstances to take any action that, in its judgment, (1) is contrary to any provision of the Credit Documents or Applicable Law, or (2) would expose it to any liability or expense against which it has not been indemnified to its satisfaction, or (c) by reason of its serving as the Agent, be a trustee or other fiduciary for any Lender or other Person.

         Section 8.2 Delegation of Duties. The Agent may execute any of its duties under the Credit Documents by or through agents or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties. The Agent shall not be responsible for the negligence or misconduct of any agents or attorneys-in-fact selected by it with reasonable care.

         Section 8.3 Exculpatory Provisions. Neither the Agent nor any of its officers, directors, employees, agents, counsel, attorneys-in-fact or Affiliates shall be (a) liable to any Lender or the Company for any action taken or omitted to be taken by it or such Person under or in connection with the Credit Documents (except for its or such Person's own gross negligence or willful misconduct), or (b) responsible in any manner to any of the Lenders, or the Company for: (1) any recitals, statements, representations or warranties made by the Company or any officer thereof contained in the Credit Documents or in any certificate, report, statement or other document referred to or provided for in, or received by the Agent under or in connection with, the Credit Documents, or for the value, validity, effectiveness, genuineness, enforceability, collectibility or sufficiency of the Credit Documents or for any failure of the Company to perform its obligations thereunder or (2) any action taken or omitted to be taken by the Agent with respect to the Collateral in accordance with written instructions given as permitted under the Credit Documents or (3) determining whether Mortgage Loans are Eligible Mortgage Loans or (4) assuring compliance of the Credit Documents and the transactions contemplated by the Credit Documents with any law or regulation binding on such Person, it being expressly acknowledged, agreed and understood that each such Person has obtained independent advice satisfactory to it in all such respects.

The Agent shall not be under any obligation to any Lender to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, the Credit Documents (other than agreements required to be complied with by the Agent thereunder and subject to the standards of care set forth herein with respect thereto) or to inspect the properties, books or records of the Company.

         Section 8.4 Reliance by Agent. The Agent shall be entitled to rely, and shall be fully protected in relying, upon any note, writing, resolution, notice, consent, certification, affidavit, letter, cablegram, telegram, telecopy, telex or teletype message, statement, order or other document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons and upon advice and statements of legal counsel (including, without limitation, counsel to the Company), independent accountants and other experts selected by the Agent. The Agent may deem and treat the payee of any Note as the owner thereof for all purposes unless a written notice of assignment, negotiation or transfer thereof shall have been filed with the Agent. The Agent shall be fully justified in failing or refusing to take any action under the Credit Documents unless it shall first receive such advice or concurrence of the Majority Lenders (or all Lenders, as required under the Credit Documents) and it shall first be indemnified to its satisfaction by the Lenders against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any action (other than liability or expense arising out of the Agent's gross negligence or willful misconduct). The Agent shall in all cases be fully protected in acting, or in refraining from acting, under the Credit Documents in accordance with a request of the Majority Lenders (or all Lenders, if applicable) absent gross negligence and willful misconduct on the part of the Agent in the method in which it acts or refrains from acting in accordance therewith, and such request and any action taken or failure to act pursuant thereto shall be binding upon all the Lenders.

         Section 8.5 Notice of Default. The Agent shall not be deemed to have knowledge or notice of the occurrence of any Event of Default or Potential Default hereunder unless the Agent has received notice from a Lender or the Company referring to the Credit Documents, describing such Event of Default or Potential Default and stating that such notice is a "notice of default." In the event that the Agent receives such a notice, the Agent shall give prompt written notice thereof to the Lenders.

         Section 8.6 Non-Reliance on Agent and Other Lenders. Each Lender expressly acknowledges that neither the Agent nor any of its officers, directors, employees, agents, attorneys-in-fact or Affiliates has made any representations or warranties to it and that no act by the Agent hereafter taken, including any review of the affairs of the Company shall be deemed to constitute any representation or warranty by the Agent to any Lender. Each Lender represents to the Agent that it has, independently and without reliance upon the Agent or any other Lender or its counsel, and based on such documents and information as it has deemed appropriate made its own appraisal of and investigation into the business, operations, property, financial and other condition and creditworthiness of the Company and made its own decision to extend credit hereunder and enter into the Credit Documents. Each Lender also represents that it will, independently and without reliance upon the Agent or any other Lender, and based on such documents, information and legal advice (including, without limitation, advice of counsel to it) as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in entering into the Credit Documents and taking or not taking action thereunder, and to make such investigation as it deems necessary to inform itself as to the business, operations, property, financial and other condition and creditworthiness of the Company. Except for notices, reports and other documents expressly required to be furnished to the Lenders by the Agent hereunder, and except for financial statements, documents and other information received by the Agent from the Company pursuant to this Agreement, which the Agent agrees to distribute promptly to the Lenders, the Agent shall not have any duty or responsibility to provide any Lender with any legal advice or credit or other information concerning the business, operations, property, financial and other condition or creditworthiness of the Company which may come into the possession of the Agent or any of its officers, directors, employees, agents, attorneys-in-fact or Affiliates.

         Section 8.7 Indemnification. Each Lender agrees to indemnify the Agent (to the extent not reimbursed by the Company hereunder), ratably on the basis of its Pro Rata Shares, for any and all liabilities, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind and nature whatsoever that may be imposed on, incurred by or asserted against the Agent (including the costs and expenses that the Company is obligated to pay hereunder) in any way relating to or arising out of the Credit Documents or any other documents contemplated thereby or referred to therein or the transactions contemplated thereby or the enforcement of any of the terms thereof or of any such other documents, provided that no Lender shall be liable for any of the foregoing to the extent they arise from gross negligence, willful misconduct or knowing violations of law by the Agent.

         Section 8.8 Agent in Its Individual Capacity. The Agent and its Affiliates may make loans to, accept deposits from and generally engage in any kind of business with the Company or its Affiliates as though the Agent were not an Agent hereunder. With respect to such Loans made or renewed by it and any Note issued to it hereunder, the Agent shall have the same rights and powers under the Credit Documents as any Lender hereunder and may exercise the same as though it were not the Agent, and the terms "Lender" and "Lenders" shall include the Agent in its individual capacity.

         Section 8.9 Successor Agent. The Agent may resign as such under the Credit Documents upon ninety (90) days' prior written notice to the other parties hereto. In addition, in the event the Agent fails to perform its obligations under the Credit Documents in any material manner and fails to correct its performance within thirty (30) days of written notice of such failure of performance given by not less than the Majority Lenders, then such Agent may be removed upon thirty (30) days' notice given by not less than the Majority Lenders. If the Agent shall resign or, if the Agent shall be so removed, then, on or before the effective date of such resignation or removal, the Majority Lenders shall appoint a successor agent reasonably acceptable to the Company or, if the Majority Lenders are unable to agree on the appointment of a successor agent, the Agent shall appoint a successor agent for the Lenders, which successor agent shall be reasonably acceptable to the Company, whereupon such successor agent shall succeed to the rights, powers and duties of the Agent, and the term "Agent," as applicable, shall mean such successor agent effective upon its appointment, and the former Agent's rights, powers and duties shall be terminated without any other or further act or deed on the part of such former Agent or any of the parties to this Agreement or any of the other Credit Documents or successors thereto. After the Agent's resignation or removal hereunder, the provisions of this Section 8.9 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Agent under the Credit Documents.

         Section 8.10 Sharing of Set-Offs. If any Lender (a "benefitted Lender") shall at any time receive any payment of all or part of the Obligations held by it or receive any collateral in respect thereof (whether voluntarily or involuntarily, by set-off or otherwise) in a greater proportion than any such payment to and collateral received by any other Lender, if any, in respect of such other Lender's portion of the Obligations, or interest thereon, such benefitted Lender shall purchase for cash from the other Lenders such portion of each such other Lender's Obligations, or shall provide such other Lenders with the benefits of such collateral, or the proceeds thereof, as shall be necessary to cause such benefitted Lender to share the excess payment or benefits of such collateral or proceeds ratably with each of the Lenders, provided, however, that if all or any portion of such excess payment or benefits is thereafter recovered from such benefitted Lender, such purchase shall be rescinded, and the purchase price and benefits returned, to the extent of such recovery but without interest (unless the purchasing Lender is required to pay interest on the amount recovered to the Person recovering such amount, in which case the selling Lender shall be required to pay interest at a like rate). The Company agrees that each Lender so purchasing a portion of another Lender's Obligations may exercise all rights of payment (including, without limitation, rights of set-off) with respect to such portion as fully as if such Lender were the direct holder of such portion.

         Section 8.11 Delivery of Notices and Documents by Agent. The Agent agrees that whenever it is required by this Agreement to provide notices or documents to the other

Lenders promptly, it shall use reasonable efforts to do so within five Business Days after such obligation arises, and in any event within ten Business Days after such obligation arises.

         Section 8.12 Inspection of Required Documents. The Agent agrees that it shall permit any Lender to inspect, during normal business hours and upon at least two Business Days' prior written notice to the Agent from such Lender, the Required Documents in the Agent's possession.


                                   ARTICLE 9

                                 MISCELLANEOUS

         Section 9.1      Notices and Deliveries.

                 (a) Manner of Delivery. All notices, communications and materials (including all Information) to be given or delivered pursuant to the Credit Documents shall be given or delivered in writing (which shall include telex and telecopy transmissions).

                 (b) Addresses. All notices, communications and materials to be given or delivered pursuant to the Credit Documents shall be given or delivered at the following respective addresses and, telecopier and telephone numbers and to the attention of the following individuals or departments:

                 (1)      if to the Company, at:

                          Allied Capital Lending Corporation
                          1666 K Street, N.W.
                          Suite 901
                          Washington, D.C. 20006

                          Telecopier No.:  (202) 452-1192
                          Telephone No.:   (202) 331-1112

                          Attention:    Katherine C. Marien
                                        President
                          with a copy of any Event of Default notice to:

                                  Anthony H. Rickert, Esq.
                                  Piper & Marbury L.L.P.
                                  1200 19th Street, N.W.
                                  Washington, D.C. 20036-2430

                 (2)      if to the Agent or Riggs:

                          Riggs Bank N.A.
                          808 17th Street, N.W.
                          10th floor
                          Washington, D.C.  20006

                          Telecopier No.:  (202) 835-5105
                          Telephone No.:   (202) 835-5977

                          Attention:    Mr. David H. Olson
                                        Vice President

                 (3) if to any Lender, to it at the address, telecopier or telephone number and to the attention of the individual or department, set forth below such Lender's name on the signature pages hereto or, in the case of a Lender that becomes a Lender pursuant to an assignment, set forth under the heading "Notice Address" in the notice of assignment given to the Company and the Agent with respect to such assignment;

or at such other address or telex, telecopier or telephone number or to the attention of such other individual or department as the party to which such information pertains may hereafter specify for the purpose in a notice specifically captioned "Notice of Change of Address" given to (i) if the party to which such information pertains is the Company, the Agent and each Lender,
(ii) if the party to which such information pertains is the Agent, the Company and the Agent.

                 (c) Effectiveness. Each notice and communication and any material to be given or delivered pursuant to the Credit Documents shall be deemed so given or delivered (1) if sent by registered or certified mail, postage repaid, return receipt requested, on the third Business Day after such notice, communication or material, addressed as above provided, is delivered to a United States post office and a receipt therefor is issued thereby, (2) if sent by any other means of physical delivery, when such notice, communication or material is delivered to the appropriate address as above provided, (3) if sent by telex, when such notice, communication or material is transmitted to the appropriate number determined as above provided in this Section 9.1 and the appropriate answer-back is received, and (4) if sent by telecopier, when such notice, communication or material is transmitted to the appropriate telecopier number as above provided and is received at such number.

                 (d) Reasonable Notice. Any requirement under Applicable Law of reasonable notice by the Agent or the Lenders to the Company of any event in connection with, or in any way related to, the Credit Documents or the exercise by the Agent or the Lenders of any of their rights thereunder shall be met if notice of such event is given to the Company in the manner prescribed above at least 10 days before (1) the date of such event or (2) the date after which such event will occur.

         Section 9.2 Amendments. Neither this Agreement nor any of the other Credit Documents may be amended or terms or provisions hereof or thereof waived unless such amendment or waiver is in writing and signed by the Majority Lenders and the Company, provided, however, that without the prior written consent of one hundred percent (100%) of the Lenders and the Company, no amendment or waiver shall:

                 (a) Waive or amend any term or provision of Sections 1.8(b), Section 1.8(c), Article 2, Sections 8.7, 8.10, 9.8, 9.13 or this
Section 9.2;

                 (b) Waive or amend the definitions of Eligible Mortgage Loan or Borrowing Base;

                 (c) Reduce the principal of, or rate of interest on, the Loans or reduce any fees payable hereunder or extend the required payment dates of any of the Obligations, or reduce or forgive any payment of interest, or release or discharge any liability of the Company under the Notes;

                 (d) Except as expressly contemplated by Section 9.13, modify the Commitment of any Lender or increase the aggregate amount of the Commitments to an amount in excess of $27,000,000;

                 (e) Modify the definition of "Majority Lenders" or "Pro Rata Share";

                 (f)      Extend the Maturity Date;

                 (g) Release any Collateral except as expressly permitted under the Credit Documents; or

                 (h) Modify any provision in the Credit Documents which expressly requires consent of one hundred percent (100%) of the Lenders. In addition, no amendment or waiver shall, unless agreed to in writing by the affected Agent, modify the rights or duties of the Agent. It is expressly agreed and understood that the failure by the required Lenders to elect to accelerate amounts outstanding hereunder and/or to terminate the obligation of the Lenders to make Loans hereunder shall not constitute an amendment or waiver of any term or provision of this Agreement.

         Section 9.3 Cumulative Rights: No Waiver. The rights, powers and remedies of the Agent and the Lenders under the Credit Documents are cumulative and in addition to all rights, powers and remedies provided under any and all agreements among the Company and the Agent and the Lenders relating hereto, at law, in equity or otherwise. Any delay or failure by the Agent or the Lenders to exercise any right, power or remedy shall not constitute a waiver thereof by the Agent and the Lenders, and no single or partial exercise by the Agent and the Lenders of any right, power or remedy shall preclude other or further exercise thereof or any exercise of any other rights, powers or remedies.

         Section 9.4 Entire Agreement. This Agreement, the Notes and the other Credit Documents embody the entire agreement among the Company, the Agent and the Lenders relating to the subject matter thereof and supersede all prior agreements, representations and understandings, if any, relating to the subject matter hereof.

         Section 9.5 Survival. All representations, warranties, covenants and agreements on the part of the Company contained in the Credit Documents shall survive the termination of this Agreement and shall be effective until the Obligations are paid and performed in full or longer as expressly provided herein.

         Section 9.6 GOVERNING LAW. THIS AGREEMENT, THE NOTES AND THE OTHER CREDIT DOCUMENTS (INCLUDING MATTERS RELATING TO THE MAXIMUM PERMISSIBLE
RATE) SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAW OF THE DISTRICT OF COLUMBIA (WITHOUT GIVING EFFECT TO ITS CHOICE OF LAW PRINCIPLES).

         Section 9.7 Counterparts. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto were upon the same instrument.

         Section 9.8 Expenses; Indemnification. Whether or not any Loans are made hereunder, the Company shall:

                 (a) pay or reimburse the Agent and each Lender for all transfer, documentary, stamp and similar taxes, and all recording and filing fees and taxes (other than Lender Taxes), payable in connection with, arising out of, or in any way related to, the execution, delivery and performance of the Credit Documents or the making of the Loans;

                 (b) pay or reimburse the Agent for all reasonable out-of-pocket costs and expenses (including reasonable fees and disbursements of legal counsel, appraisers, accountants and other experts employed or retained by the Agent, which employment or retention must be approved by the Company if no Potential Default or Event of Default has occurred and is continuing) incurred by the Agent in connection with, arising out of, or in any way related to (1) the negotiation, preparation, execution (but not syndication) and delivery of (i) the Credit Documents and (ii) whether or not executed, any waiver, amendment or consent thereunder or thereto, (2) consulting with respect to any matter in any way arising out of, related to, or connected with, the Credit Documents, including (i) the protection or preservation of the Collateral, (ii) the protection, preservation, exercise or enforcement of any of the rights of the Agent or the Lenders in, under or related to the Collateral or the Credit Documents or (iii) the performance of any of the obligations of the Agent or the Lenders under or related to the Credit Documents, (3) protecting or preserving the Collateral or (4) protecting, preserving, exercising or enforcing any of the rights of the

Agent or the Lenders in, under or related to the Collateral or the Credit Documents, including defending the Lien of the Agent in the Collateral as a valid, perfected, first priority security interest in the Collateral; provided that the obligation to make payments or reimbursements under clauses (2), (3) and (4) of this Section 9.8(b) shall apply only if a Potential Default or Event of Default has occurred and is continuing;

         (c) pay or reimburse the Agent for all costs and expenses associated with audits of the Collateral and verification of conformance and compliance with the terms of the Credit Documents by agents or representatives employed or retained by the Agent, which employment or retention is hereby approved by the Company. The Company's obligation to make payments or reimbursements under this Section 9.8(c) shall apply whether or not a Potential Default or Event of Default has occurred and is continuing; however, if no Potential Default or Event of Default has occurred and is continuing, the Company's obligation to make payments or reimbursements under this Section 9.8(c) shall not exceed $15,000 per year.

         (d) pay or reimburse each Lender for all reasonable out-of-pocket costs and expenses (including reasonable fees and disbursements of legal counsel and other experts employed or retained by such Person) incurred by such Person in connection with, arising out of, or in any way related to protecting, preserving, exercising or enforcing during an Event of Default any of its rights in, under or related to the Collateral or the Credit Documents; and

         (e) indemnify and hold each Indemnified Person harmless from and against all losses (including judgments, penalties and fines) suffered, and pay or reimburse each Indemnified Person for all reasonable out-of-pocket costs and expenses (including reasonable fees and disbursements of legal counsel and other experts employed or retained by such Indemnified Person) incurred, by such Indemnified Person in connection with, arising out of, or in any way related to (1) any Credit Document Related Claim, including the prosecution or defense thereof and any litigation or proceeding with respect thereto (whether or not, in the case of any such litigation or proceeding, such Indemnified Person is a party thereto), or (2) any investigation, governmental or otherwise, arising out of, related to, or in any way connected with, the Credit Documents or the relationships established thereunder, except that the foregoing indemnity shall not be applicable to any loss suffered by any Indemnified Person to the extent such loss is determined by a judgment of a court that is binding on the Company and such Indemnified Person, final and not subject to review on appeal, to be the result of acts or omissions on the part of such Indemnified Person constituting (w) gross negligence, (x) willful misconduct, (y) knowing violations of law or (z) in the case of claims by the Company against such Indemnified Person, such Indemnified Person's failure to observe any other standard applicable to it under any of the other provisions of the Credit Documents or Applicable Law.

         Section 9.9 Severability of Provisions. Any provision of the Credit Documents that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions thereof or affecting the validity or enforceability of such provision in any other jurisdiction. To the extent permitted by Applicable Law, the Company hereby waives any provision of Applicable Law that renders any provision of the Credit Documents prohibited or unenforceable in any respect.

         Section 9.10 Successors and Assigns. Subject to Section 9.11, all of the provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and its successors and assigns.

         Section 9.11 No Assignment. The Company may not assign its rights or obligations under this Agreement without the prior written consent of one hundred percent (100%) of the Lenders.

         Section 9.12 Participations by Lenders. Any Lender may at any time sell to one or more financial institutions (each of such financial institutions being herein called a "Participant") participating interests in any of the Obligations held by such Lender and its commitments hereunder, provided, however, that:

                 (a) No participation contemplated by this Section 9.12 shall relieve such Lender from its obligations hereunder or under any other Credit Document;

                 (b) Such Lender shall remain solely responsible for the performance of such obligations;

                 (c) The Company, the Agent, the Collateral Agent and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under the Credit Documents; and

                 (d) The participation agreement between such Lender and the Participant shall provide that the sole voting rights of the Participant are with respect to those items on which such Lender's vote is required under
Section 9.2.

         Section 9.13 Assignments by Existing Lenders. Any Lender, with the prior written consent of the Agent and the Company, may at any time agree to assign a portion of such Lender's Commitment to another Person (a "Transferee Lender") provided that, after giving effect to such assignment, such Lender must continue to hold a Commitment of not less than $1,000,000. In such event the Lender and the Transferee Lender shall so notify the Agent and the Company of the date on which such assignment is to be effective. On such effective date:

                 (a) The Agent shall deliver to the Company and each of the Lenders a Commitment Schedule as of such effective date, reflecting the Commitments of the Lenders after giving effect to such assignment.

                 (b) The Agent, the assigning Lender and the Transferee Lender shall execute and deliver an assignment agreement, in form and substance acceptable to the Agent, which shall constitute an amendment to this Agreement to the extent necessary to reflect such transfer.

                 (c) Upon request by any Lender following an assignment made in accordance with this Section 9.13, the Company shall issue, in exchange for the existing Notes held by such Lender, new Notes to the assignor and assignee reflecting the assignment.

         Section 9.14 Waiver of Jury Trial. THE AGENT, EACH LENDER (COLLECTIVELY FOR PURPOSES OF THIS SECTION 9.14, THE "LENDER") AND THE COMPANY HEREBY (a) COVENANT AND AGREE NOT TO ELECT A TRIAL BY JURY OF ANY ISSUE TRIABLE OF RIGHT BY A JURY, AND (b) WAIVE TRIAL BY JURY IN ANY ACTION OR PROCEEDING TO WHICH THE LENDER AND THE COMPANY MAY BE PARTIES, IN EACH CASE ARISING OUT OF, IN CONNECTION WITH OR IN ANY WAY PERTAINING TO ANY LOAN OR TO ANY CREDIT DOCUMENT RELATED CLAIM. IT IS UNDERSTOOD AND AGREED THAT THIS WAIVER CONSTITUTES A WAIVER OF TRIAL BY JURY OF ALL CLAIMS AGAINST ALL PARTIES TO SUCH ACTIONS OR PROCEEDINGS, INCLUDING CLAIMS AGAINST PARTIES WHO ARE NOT PARTIES TO THIS AGREEMENT. THIS WAIVER OF JURY TRIAL IS SEPARATELY GIVEN, KNOWINGLY, WILLINGLY AND VOLUNTARILY MADE BY THE COMPANY AND THE LENDER, AND THE COMPANY AND THE LENDER HEREBY AGREE THAT NO REPRESENTATIONS OF FACT OR OPINION HAVE BEEN MADE BY ANY INDIVIDUAL TO INDUCE THIS WAIVER OF TRIAL BY JURY OR TO IN ANY WAY MODIFY OR NULLIFY ITS EFFECT. THE LENDER IS HEREBY AUTHORIZED TO SUBMIT THIS AGREEMENT TO ANY COURT HAVING JURISDICTION OVER THE SUBJECT MATTER, THE COMPANY AND THE LENDER, SO AS TO SERVE AS CONCLUSIVE EVIDENCE OF SUCH WAIVER OF RIGHT TO TRIAL BY JURY. THE COMPANY REPRESENTS AND WARRANTS THAT IT HAS BEEN REPRESENTED IN THE SIGNING OF THIS AGREEMENT AND IN THE MAKING OF THIS WAIVER BY INDEPENDENT LEGAL COUNSEL, SELECTED OF ITS OWN FREE WILL, AND THAT IT HAS HAD THE OPPORTUNITY TO DISCUSS THIS WAIVER WITH SUCH COUNSEL.

         Section 9.15 Additional Lenders. Any Person that is acceptable to the Agent and the Company may become an additional Lender under this Agreement (an "Additional Lender"). On the date on which the Additional Lender becomes a Lender hereunder:

                 (a) The Agent shall deliver to the Company and each of the other Lenders a Commitment Schedule as of such date reflecting the Commitments of all of the Lenders, including the Additional Lender.

                 (b) The Agent, the Company and the Additional Lender shall execute an agreement, in form and substance acceptable to the Agent, which shall constitute an amendment to this Agreement to the extent necessary to reflect the addition of the Additional Lender as a party to this Agreement.

                 (c) Upon receipt by the Agent and the Company of such agreement, the Company shall issue to the Additional Lender a Note in the amount of such Additional Lender's Commitment.

         Section 9.16 Disclosure of Information; Confidentiality. Any Lender may, in connection with any assignment, proposed assignment, participation or proposed participation pursuant to this Agreement, disclose to the assignee, participant, proposed assignee or proposed participant, any information relating to the Company or the Collateral furnished to such Lender by or on behalf of the Company; provided, that prior to any such disclosure, such Lender shall obtain the consent of the Company to disclose confidential information relating to the Company and each such assignee, proposed assignee, participant or proposed participant shall agree with the Company or such Lender (which in the case of an agreement with only such Lender, the Company shall be recognized as a third party beneficiary thereof) to preserve the confidentiality of any confidential information relating to the Company received from such Lender.

                                   ARTICLE 10

                                  DEFINITIONS

         Section 10.1     Defined Terms.  For the purposes of this Agreement:

         "Adjusted EBITDA" means, for any period with respect to the Company and its Subsidiaries on a consolidated basis, Net Income plus Total Interest Expense, taxes, depreciation and amortization determined in accordance with GAAP.

         "Affiliate" means, with respect to a Person, any other Person that, directly or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, such first Person; unless otherwise specified, "Affiliate" means an Affiliate of the Company.

         "Agent" means Riggs Bank N.A., as agent for the Lenders under this Agreement, and any successor Agent appointed pursuant to Section 8.9.

         "Agreement" means this Agreement, including all schedules, annexes and exhibits hereto.

         "Agreement Date" means the date set forth as such on the first page hereof.

         "Applicable Law" means, anything in Section 9.6 to the contrary notwithstanding, (a) all applicable common law and principles of equity and (b) all applicable provisions of all (1) constitutions, statutes, rules, regulations and orders of governmental bodies, including tax treaties, (2) Governmental Approvals and (3) orders, decisions, judgments and decrees of all courts (whether at law or in equity or admiralty) and arbitrators.

         "Applicable Reserve Deduction" is an amount that is to be deducted from, or allocated as a reserve against, the gross revenues of the applicable Obligors for maintenance and replacements determined by the type of Property as follows:


              Hotel with a National Franchise            4% of gross revenues per year

              Non-Franchise Hotel/Motel                  3% of gross revenues per year

              Office/Condominium                         45 cents per square foot per year

                 Industrial                                 10 cents per square foot per year

                 Mobile Home Pads                           $30 per year

                 Warehouses                                 10 cents per square foot per year

                 Retail                                     20 cents per square foot per year

                 Assisted Living                            $250 per bed per year

                 Nursing Home                               $400 per bed per year



         "Appraisal" means a written statement as to the market value of the Property securing a Mortgage Loan.

         "Appraisal Laws and Regulations" means Title XI of the Financial Institutions Reform, Recovery and Enforcement Act of 1989, the Federal Deposit Insurance Corporation Improvement Act of 1991 and regulations promulgated thereunder, including 12 CFR Chapter I, Part 34, Subpart C; 12 CFR Chapter II, Subchapter A, Part 225, Subpart G and 12 CFR Chapter III, Subchapter B, Part 323.

         "Approved Valuation Method" means the valuation method used by the Company to determine the Value of a Property, which method must be consistent with customary practices in the commercial real estate industry and must be reasonably acceptable to the Agent and the Majority Lenders.

         "Bailee Agreement" means the agreement among the Agent, the Custodian and the Company referred to in Section 2.1(a)(14).

         "Benefit Plan" of any Person, means, at any time, any employee benefit plan (including a Multiemployer Benefit Plan), the funding requirements of which (under Section 302 of ERISA or Section 412 of the Code) are, or at any time within six years immediately preceding the time in question were, in whole or in part, the responsibility of such Person.

         "Borrowing Base" means, at any date, the lesser of (a) 80% of the Current Cost Basis of all Mortgage Notes owned by the Company, delivered to and held by the Agent as collateral security for the Obligations, and evidencing Eligible Mortgage Loans, or (b) 80% of the aggregate Values of each Property securing each such Eligible Mortgage Loan as determined by the Company's most recent valuation pursuant to Section 4.5(b).

         "Borrowing Base Certificate" means a certificate in the form of
Schedule 1.

         "Business Day" means any day other than a Saturday, Sunday or other day on which banks in Washington, D.C. are authorized or obligated to close.

         "Code" means the Internal Revenue Code of 1986, as amended.

         "Collateral" has the meaning ascribed to that term in the Security Agreement. Whenever this Agreement refers to a Materially Adverse Effect with respect to the Collateral, such reference shall be to the Collateral taken as a whole.

         "Commitment" of any Lender means (a) the amount set forth opposite such Lender's name under the heading "Commitment" on the signature pages to this Agreement, Commitment Schedule or, in the case of a Lender that becomes a Lender pursuant to Section 9.13 or 9.15, the amount of such Lender's Commitment set forth in the applicable additional lender agreement or assignment agreement, in either case, as the same may be reduced from time to time pursuant to Section 1.9, or reduced from time to time pursuant to assignments in accordance with Section 9.13, or (b) as the context may require, the obligation of such Lender to make Loans in an aggregate unpaid principal amount not exceeding such amount.

         "Commitment Schedule" means a document setting forth the names, addresses and Commitments of each Lender.

         "Company" means Allied Capital Lending Corporation, a Maryland corporation.

         "Contract" means (a) any agreement (whether bi-lateral or unilateral or executory or non-executory and whether a Person entitled to rights thereunder is so entitled directly or as a third-party beneficiary), including an indenture, lease or license, (b) any deed or other instrument of conveyance,
(c) any certificate of incorporation or charter and (d) any by-law.

         "Covenant Compliance Certificate" means a certificate in the form of
Schedule 2.

         "Credit Document Related Claim" means any claim (whether civil, criminal or administrative and whether arising under Applicable Law, including any "environmental" or similar law, under Contract or otherwise) in any way arising out of, related to, or connected with, the Credit Documents, the relationships established thereunder or any actions or conduct thereunder or with respect thereto, whether such claim arises or is asserted before or after the Effective Date or before or after the Repayment Date.

         "Credit Documents" means this Agreement, the Security Agreement, the Notes and each other document, instrument and agreement executed by the Company in connection herewith, as any of the same may be amended, extended or replaced from time to time.

         "Current Cost Basis" means, at any time with respect to any Mortgage Loan, the purchase price paid for such Mortgage Loan by the Company, or the principal amount initially disbursed if originated by the Company, less any principal payments received by the Company with respect thereto (without regard to any portion thereof applied to the amortization of any mortgage discount in accordance with GAAP).

         "Custodian" means Riggs acting through its trust department as custodian under the Custody Agreement.

         "Custody Agreement" means, individually and collectively, each custody agreement between the Company and the Custodian pursuant to which the Custodian holds Mortgage Loan Documents.

         "Debt Coverage Ratio" means, at any time, for all Obligors under any Mortgage Loan the ratio, for the most recently ended fiscal year of the applicable Obligors, of Net Operating Income for such fiscal year to principal and interest payments due with respect to such Eligible Mortgage Loan and all other Indebtedness of such Obligors during such period.

         "Dividend Block Default" means (a) a failure of the Company to make any payment due under the Credit Documents and the expiration of all applicable grace periods with respect thereto, or (b) the breach of a Financial Covenant and the failure of the Company to cure such breach within 30 days' after written notice has been given to the Company by the Agent.

         "Dollars" and the sign "$" mean lawful money of the United States of America.

         "Effective Date" means the date on which each of the conditions set forth in Section 2.1 are satisfied.

         "Eligible Mortgage Loan" means a Mortgage Loan with respect to which each of the following statements shall be accurate and complete at all times:

                 (a) Such Mortgage Loan is a binding and valid obligation of each Obligor thereon, in full force and effect and enforceable in accordance with its terms;

                 (b) Such Mortgage Loan and the related Mortgage Note are genuine in all respects as appearing on the face of such Mortgage Note and as represented in the books and records of the Company and all information set forth therein is true and correct;

                 (c) Such Mortgage Loan is free of any default of any party thereto (including the Company), other than as expressly permitted pursuant to subparagraph (d) below, and is free of any counterclaims, offsets and defenses;

                 (d) No payment under such Mortgage Loan is more than 45 days past due the payment due date set forth in the underlying Mortgage Note nor has any payment been more than 45 days past due during the most recently ended 12-month period, except as may otherwise be approved by the Agent and all of the Lenders; provided that if payments were timely made by the Obligor to the prior holder of the Mortgage Note and such prior holder did not apply such payments to the Mortgage Note, such payments shall not be considered to be past due;

                 (e) Such Mortgage Loan is free and clear of all Liens, except in favor of the Agent for the benefit of the Lenders;

                 (f) The Property securing such Mortgage Loan is insured against loss or damage by fire and all other hazards normally included within standard extended coverage in accordance with the provisions of the underlying Mortgage Loan Documents with the Company named as a loss payee thereon;

                 (g) The Mortgage Loan Documents for such Mortgage Loan create a first Lien against the Property securing such Mortgage Loan and such Property is free and clear of all other Liens, subject only to (1) the Lien of current real property taxes and assessments not yet due and payable; (2) a second Lien against such Property in favor of another lender (provided that the Debt Coverage Ratio set forth in subparagraph (o) below is maintained at all times); (3) covenants, conditions and restrictions, rights of way, easements and other matters of the public record, as of the date of recording, as are acceptable to mortgage lending institutions generally and specifically referred to in a lender's title insurance policy or attorney's title opinion delivered to the originator of the Mortgage Loan and which do not materially adversely affect the value of the Property; and (4) other matters to which like properties are commonly subject which do not materially interfere with the benefits of the security intended to be provided by the Mortgage Loan Documents or the use, enjoyment, value or marketability of the related Property;

                 (h) The Property securing such Mortgage Loan is the subject of an Appraisal that complied with all applicable Appraisal Laws and Regulations in effect and applicable to the Agent on the date on which such Mortgage Loan was originated;

                 (i) The Current Cost Basis of such Mortgage Loan does not exceed 80% of the current Value of the Property securing such Mortgage Loan as determined by the Company's most recent valuation pursuant to
         Section 4.5(b);

                 (j) The Property securing such Mortgage Loan is acceptable to the Agent, after taking into account customary underwriting criteria employed by major financial institutions making commercial real estate loans;

                 (k) The applicable Mortgage Loan Documents are in form and substance acceptable to the Agent and include, without limitation, provisions that (1) require the Obligors to provide current financial information to the holder of the Mortgage Loan, (2) permit such holder to inspect the Property, and (3) require the Obligors to maintain reasonable and customary insurance on the Property;

                 (l) The Current Cost Basis for each such Mortgage Loan does not exceed $1,500,000;

                 (m) If such Mortgage Loan is purchased by the Company rather than originated by the Company, it has been outstanding for more than 12 months;

                 (n) The payments due with respect to such Mortgage Loan are in an amount that would be sufficient to cause such Mortgage Loan to be amortized in full over a period not to exceed twenty-five (25) years from the date of origination and such Mortgage Loan shall have a maturity date with a balloon payment that is no later than 7 years from the date of its origination;

                 (o) The Debt Coverage Ratio for the Obligors of the applicable Mortgage Loan for the most recently ended fiscal year of such Obligors is at least 120%, provided that if financial statements or other information obtained by the Company during the course of an Obligor's current fiscal year establish that the Debt Coverage Ratio for such applicable Property for the current fiscal year will not be 120%, the Company shall notify the Agent and the applicable Mortgage Loan will cease to be an Eligible Mortgage Loan;

                 (p) The applicable Property securing such Mortgage Loan must be occupied by the applicable Obligor;

                 (q)      All Required Documents are delivered to the Agent;

                 (r) The applicable Obligor must have been operating in its current line of business for at least one year;

                 (s) Each Mortgage Note must bear interest based on a floating rate of interest; and

                 (t) Such Mortgage Loan is fully funded at its origination; provided, however, that a Mortgage Loan may have a provision allowing a renovation and repair holdback reserve, which reserve may not exceed 15% of the face amount of the Mortgage Note, and which reserve is held in an escrow account maintained by the Company to be disbursed in accordance with conditions satisfactory to the Agent.

         "ERISA" means the Employee Retirement Income Security Act of 1974, as the same may from time to time be supplemented or amended.

         "ERISA Affiliate" means, with respect to any Person, any other Person, including a Subsidiary or other Affiliate of such first Person, that is a member of any group of organizations within the meaning of Code Sections 414(b), (c), (m) or (o) of which such first Person is a member.

         "Event of Default" means any of the events specified in Section 6.1.

         "Federal Funds Rate" means, for any day, the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York or, if such rate is not so published for any day that is a Business Day, the average of quotations for such day on such transactions received by the Agent from three Federal funds brokers of recognized standing selected by such bank.

         "Financial Covenants" means the covenants set forth in Sections 5.9,
5.10 and 5.11.

         "GAAP" means generally accepted accounting principles in the United States of America in effect from time to time.

         "Governmental Approval" means any authorization, consent, approval, license or exemption of, registration or filing with, or report or notice to, any governmental unit.

         "Governmental Authority" means any nation or government, any state or other political subdivision thereof or any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

         "Increased Costs Terms" means terms in a note, loan agreement or similar instrument or agreement pursuant to which a borrower is required to compensate a lender for additional costs or losses it incurs as a result of a Regulatory Change or a requirement to maintain increased capital.

         "Indebtedness" of any Person means all items of indebtedness which, in accordance with GAAP and practices thereof, would be included in determining liabilities as shown on the liability side of a statement of condition of such Person as of the date as of which indebtedness is to be determined, including, without limitation, (a) indebtedness or liability for borrowed money; (b) obligations evidenced by bonds, debentures, notes or other similar instruments;
(c) obligations for the deferred purchase price of property or services (including trade obligations); (d) obligations as lessee under capital leases;
(e) current liabilities in respect of unfunded vested benefits under Plans covered by ERISA, and regulations promulgated thereunder; (f) obligations under letters of credit; (g) obligations under acceptance facilities; (h) all guaranties, endorsements (other than for collection or deposit in the ordinary course of business), and other contingent obligations to purchase, to provide funds for payment, to supply funds to invest in any Person, or otherwise to assure a creditor against loss; and (i) obligations secured by any Lien, whether or not the obligations have been assumed.

         "Indemnified Person" means any Person that is, or at any time was, the Agent, a Lender, an Affiliate of any such Person or a director, officer, employee or agent of any such Person.

         "Information" means data, certificates, reports, statements (including financial statements), opinions of counsel, documents and other information.

         "Lender" means (a) Riggs in its capacity as a Lender and (b) each Person that becomes a Lender pursuant to the provisions of Section 9.13 or
Section 9.15.

         "Lender Tax" means any income or franchise tax imposed upon (a) any Lender by any jurisdiction (or political subdivision thereof) in which such Lender is located, or (b) the Agent by the jurisdiction (or political subdivision thereof) in which the Agent is located.

         "Liability" of any Person means (in each case, whether with full or limited recourse) any Indebtedness, liability, obligation, covenant or duty of or binding upon, or any term or condition to be observed by or binding upon, such Person or any of its assets, of any kind, nature or description, direct or indirect, absolute or contingent, due or not due, contractual or tortious, liquidated or unliquidated, whether arising under Contract, Applicable Law, or otherwise, whether now existing or hereafter arising, and whether for the payment of money or the performance or non-performance of any act.

         "LIBOR" means the rate per annum (rounded upwards, if necessary, to the next higher 1/100 of 1%) which is equal to the London Interbank Offered Rate for one-month Dollar deposits as reported to the Agent on an On-Line Information System at approximately 10:00 a.m. (Washington, D.C. time) on each LIBOR Calculation Date. If for any reason on any LIBOR Calculation Date the Agent is unable to access an On-Line Information Service or LIBOR is not reported by an On-Line Information Service, then LIBOR shall be the London Interbank Offered Rate for one-month Dollar Deposits as reported in The Wall Street Journal on such LIBOR Calculation Date. The Company acknowledges and agrees that the determination by the Agent of LIBOR shall be final and binding on the Company in the absence of manifest error.

         "LIBOR Calculation Date" means the first Business Day of each calendar month.

         "Lien" means any security interest, mortgage, pledge, lien, claim on property, charge or encumbrance (including any conditional sale or other title retention agreement), any lease in the nature thereof, and the filing of or agreement to give any financing statement under the Uniform Commercial Code of any jurisdiction (other than precautionary filings under Section 9-408 of the Uniform Commercial Code).

         "Loan" means an amount advanced by a Lender pursuant to Section 1.1.

         "Majority Lenders" means, at any time, Lenders holding not less than 66-2/3% of the aggregate amount of the Commitments.

         "Materially Adverse Effect" means, (a) with respect to any Person, any materially adverse effect on such Person's business, assets, Liabilities, financial condition, results of operations or business prospects, (b) with respect to a group of Persons "taken as a whole," any materially adverse effect on such Persons' business, asset, liabilities, financial conditions, results of operations or business prospects taken as a whole or where appropriate on a consolidated basis in accordance with GAAP, (c) with respect to any Credit Document, any adverse effect, whether or not material, on the binding nature, validity or enforceability thereof as an obligation of the Company and (d) with respect to any Collateral, or any category of Collateral, pledged by the Company, an adverse effect, whether or not material, on the validity, perfection, priority or enforceability of the Security Interest therein created or purported to be created by the Security Agreement.

         "Maturity Date" means May 31, 1999, which may be extended at the sole discretion of the Agent and the Lenders.

         "Maximum Permissible Rate" means, with respect to interest payable on any amount, the rate of interest on such amount that, if exceeded, could, under Applicable Law, result in (a) civil or criminal penalties being imposed on the payee or (b) the payee's being unable to enforce payment of (or, if collected, to retain) all or any part of such amount or the interest payable thereon.

         "Money Market Investment" means (a) any security issued or directly and fully guaranteed or insured by the United States government or any agency or instrumentality thereof having a remaining maturity of not more than one year, (b) any certificate of deposit, eurodollar time deposit and bankers' acceptance with remaining maturity of not more than six months, any overnight bank deposit, and any demand deposit account, in each case with any Lender or with any United States commercial bank having capital and surplus in excess of $500,000,000 and rated B or better by Thomson Bankwatch Inc., or (c) any repurchase obligation with a term of not more than seven days for underlying securities of the types described in clauses (a) and (b) above entered into with any financial institution meeting the qualifications specified in clause
(b) above, and (d) any commercial paper issued by any Lender or the parent corporation of any Lender and any other commercial paper rated A-l by Standard & Poor's Corporation or Prime-1 by Moody's Investors Service, Inc. and in any case having a remaining maturity of not more than two hundred seventy days.

         "Mortgage Loan" means a commercial real estate secured loan that is purchased or originated by the Company.

         "Mortgage Loan Documents" means, with respect to a Mortgage Loan, the applicable Mortgage Note and any other document or instrument that evidences, secures, guaranties, governs or otherwise relates to such Mortgage Loan, including, without limitation each deed of trust, mortgage, assignment, security agreement, guaranty, financing statement, title insurance policy, survey, appraisal, environmental audit and legal opinion executed or delivered in connection therewith.

         "Mortgage Note" means, with respect to a Mortgage Loan, the original promissory note that evidences the obligation of the applicable Obligor to repay the principal amount of such Mortgage Loan together with interest thereon, or a copy thereof with a duly completed lost-note affidavit from the seller of such Mortgage Loan.

         "Multiemployer Plans" means, as to the Company or any of its ERISA Affiliates a Plan of such Person which is multiemployer plan as defined in
Section 4001(a)(3) of ERISA.

         "Net Income" means income after deduction of all expenses, taxes and other proper charges, determined in accordance with GAAP, including realized gains and losses, and shall exclude all unrealized gains or losses on investments.

         "Net Operating Income" means, for all Obligors with respect to any Mortgage Loan for any period, the gross revenues of such Obligors, less the Applicable Reserve Deduction, less all ordinary and customary operating expenses, other than interest, amortization and depreciation, as determined in accordance with GAAP.

         "Note" means any promissory note from the Company in the form of Exhibit A.

         "Obligations" means any and all Loans, debts, obligations and other Liabilities of the Company to the Lenders (whether now existing or hereafter arising or voluntary or involuntary and whether or not jointly owed with others, direct or indirect, absolute or contingent or liquidated or unliquidated) under or arising out of the Credit Documents.

         "Obligor" means the Person or Persons obligated to pay the indebtedness which is the subject of a Mortgage Loan, including any guarantor of such indebtedness or any endorser of a Mortgage Note.

         "On-Line Information Service" means a text line or other on-line information service provided to the Agent by any of Reuters Information Services, Inc., Knight-Ridder Financial/Americas, Dow Jones Telerate, Inc. or Bloomberg Financial Markets News Services, or any comparable reporting service selected by the Agent.

         "Participant" has the meaning given such term in Section 9.12.

         "PBGC" means the Pension Benefit Guaranty Corporation.

         "Person" means any individual, sole proprietorship, corporation, partnership, trust, unincorporated organization, mutual company, joint stock company, estate, union, employee organization, government or any agency or political subdivision thereof or, for the purpose of the definition of "ERISA Affiliate", any trade or business.

         "Post-Default Rate" means the rate otherwise applicable under Section 1.3(a) plus 2%.

         "Potential Default" means an event that, but for the mere lapse of time or the giving of notice, would constitute an Event of Default.

         "Prime Rate" means the rate of interest reported in The Wall Street Journal newspaper in its "Money Rates" column as the "Prime Rate." If The Wall Street Journal shall cease to publish the "Prime Rate," then "Prime Rate" shall mean the average of the prime rates announced by each of the largest five banks in New York, New York from time to time as its prime rates of interest. The Prime Rate (determined by either method) is not necessarily the lowest rate of interest charged by any Lender on loans to its customers.

         "Proceeds" means whatever is receivable or received when Collateral (as defined in the Security Agreement) is sold, collected, exchanged or otherwise disposed of, whether such disposition is voluntary or involuntary includes all rights to payment, including return premiums respect to any insurance relating thereto.

         "Pro Forma Debt Service" means the aggregate amount of Total Interest Expense plus payments of principal scheduled to be paid on all Indebtedness of the Company and its Subsidiaries, on a consolidated basis, over the 12-month period following a Test Period (other than balloon payments of principal arising out of credit facilities due within such period). Interest to be paid on Indebtedness of the Company that is based on a floating rate or index shall be calculated by the Company at the rate in effect at the date of calculation, which calculation shall be subject to the approval of the Agent.

         "Property" means the real property, including the improvements thereon, and the personal property (tangible and intangible) which purport to secure a Mortgage Loan.

         "Pro Rata Share" means with respect to any Lender at any time the percentage of the aggregate amount of the Commitments at such time that is represented by such Lender's Commitment at such time.

         "Regulatory Change" means any Applicable Law, interpretation, directive, request or guideline (whether or not having the force of law), or any change therein or in the administration or enforcement thereof, that becomes effective or is implemented or first required or expected to be complied with after the Effective Date, whether the same is (a) the result of an enactment by a government or any agency or political subdivision thereof, a determination of a court or regulatory authority, or otherwise or (b) enacted, adopted, issued or proposed before or after the Effective Date, including any such that imposes, increases or modifies any Tax, reserve requirement, insurance charge, special deposit requirement, assessment or capital adequacy requirement, but excluding any such change that imposes, increases or modifies any Lender Tax.

         "Repayment Date" means the later of (i) the termination of the Commitments (whether as a result of the occurrence of the Maturity Date, reduction to zero pursuant to Section 1.9 or termination pursuant to Section 6.2) and (ii) the payment in full of the Loans and all other amounts payable or accrued hereunder.

         "Reportable Event" means, with respect to any Benefit Plan of any Person, (a) the occurrence of any of the events set forth in ERISA Sections 4043(b) (other than a Reportable Event as to which the provision of thirty (30) days' notice to the PBGC is waived under applicable regulations), 4068(f) or 4063(a) or the regulations thereunder with respect to such Benefit Plan, (b) any event requiring such Person or any of its ERISA Affiliates to provide security to such Benefit Plan under Code Section 401(a)(29) or (c) any failure to make a payment required by Code Section 412(m) with respect to such Benefit Plan.

         "Required Document" means for any Mortgage Loan (a) the original Mortgage Note, endorsed to the order of the Agent, (b) copies of all Mortgage Loan Documents and any amendments thereto, (c) current financial statements of the Obligors, or, if current financial statements are not available, other financial information concerning the applicable Property and Obligors acceptable to the Agent, (d) information acceptable to the Agent supporting the current valuation of the applicable Property, using a methodology acceptable to the Agent, (e) a copy of the Appraisal for the applicable Property, and (f) an assignment, in recordable form, from the Company to the Agent for the ratable benefit of the Lender of the Mortgage Note and the other Mortgage Loan Documents.

         "Riggs" means Riggs Bank N.A., in its capacity as a Lender.

         "Security Agreement" means the Security and Collateral Agency Agreement of even date herewith, between the Company and the Agent.

         "Shareholders' Equity" means, at any date with respect to the Company and its Subsidiaries on a consolidated basis, shareholders' equity as determined in accordance with GAAP.

         "Single Employer Plan" means, as to the Company or any of its ERISA Affiliates, any Benefit Plan of such Person which is not a Multiemployer Plan.

         "Statement Date" means December 31, 1996.

         "Subsidiary" means, with respect to any Person, any other Person (a) securities of which having ordinary voting power to elect a majority of the board of directors (or other persons having similar functions) or (b) other ownership interests of which ordinarily constituting a majority voting interest, are at the time, directly or indirectly, owned or controlled by such first Person, or by one or more of its Subsidiaries, or by such first Person and one or more of its Subsidiaries; unless otherwise specified, "Subsidiary" means a Subsidiary of the Company.

         "Tax" means any Federal, State or foreign tax, assessment or other governmental charge or levy (including any withholding tax) upon a Person or upon its assets, revenues, income or profits.

         "Total Interest Expense" means, for any period with respect to any Person, the aggregate amount of interest incurred during such period on all Indebtedness of such Person outstanding during all or any part of such period, including any fees incurred in connection with such Indebtedness.

         "Total Liabilities" means total liabilities of the Company and its Subsidiaries on a consolidated basis determined in accordance with GAAP.

         "Uniform Commercial Code" means the Uniform Commercial Code as in effect from time to time in the District of Columbia.

         "Value" means, for any Property, the current market value of such Property as determined in accordance with the Approved Valuation Method.

         Section 10.2 Other Interpretive Provisions. (a) Except as otherwise specified herein, all references herein (1) to any Person shall be deemed to include such Person's successors and assigns, (2) to any Applicable Law defined or referred to herein shall be deemed references to such Applicable Law or any successor Applicable Law as the same may have been or may be amended or supplemented from time to time and (3) to any Credit Document or Contract defined or referred to herein shall be deemed references to such Credit Document or Contract (and, in the case of any Note or any other instrument, any instrument issued in substitution therefor) as the terms thereof may have been or may be amended, supplemented, waived or otherwise modified from time to time.

                 (b) When used in this Agreement, the words "herein," "hereof" and "hereunder" and words of similar import shall refer to this Agreement as a whole and not to any provision of this Agreement, and the words "Article," "Section," "Annex," "Schedule" and "Exhibit" shall refer to Articles and Sections of, and Annexes, Schedules and Exhibits to, this Agreement unless otherwise specified.

                 (c) Whenever the context so requires, the neuter gender includes the masculine or feminine, the masculine gender includes the feminine, and the singular number includes the plural, and vice versa.

                 (d) Any item or list of items set forth following the word "including," "include" or "includes" is set forth only for the purpose of indicating that, regardless of whatever other items are in the category in which such item or items are "included," such item or items are in such category, and shall not be construed as indicating that the items in the category in which such item or items are "included" are limited to such items or to items similar to such items.

                 (e) Each authorization in favor of the Agent, the Lenders or any other Person granted by or pursuant to this Agreement shall be deemed to be irrevocable and coupled with an interest.

                 (f) Except as otherwise specified herein, all references herein to the Agent, any Lender or the Company shall be deemed to refer to such Person however designated in Credit Documents, so that (1) a reference to rights or duties of the Agent under the Credit Documents shall be deemed to include the rights or duties of such Person as a secured party under the Security Agreement, (2) a reference to costs incurred by a Lender in connection with the Credit Documents shall be deemed to include costs incurred by such Person as a Lender or as a secured party under the Security Agreement and (3) a reference to the obligations of the Company under the Credit Documents shall be deemed to include the obligations of such Person as the Company under the Security Agreement.

         Section 10.3 Accounting Matters. (a) Unless otherwise specified herein, all accounting determinations hereunder and all computations utilized by the Company in complying with the covenants contained herein shall be made, all accounting terms used herein shall be interpreted, and all financial statements required to be delivered hereunder shall be prepared, in accordance with GAAP.

                 (b) If any changes in GAAP from those used in the preparation of the financial statements dated the Statement Date are hereafter required or permitted and are adopted by the Company with the agreement of its independent certified public accountants and such changes result or could result (for any present or future period) in a change in the method of calculation of any of the financial covenants, standards or terms in or relating to such covenants, the parties hereto agree to enter into discussions with a view to amending such provisions so as to equitably reflect such changes with the desired result that the criteria for evaluating the financial condition of the Company and its Subsidiaries shall be the same after such changes as if such changes had not been made, provided, that no change to GAAP that would affect or could affect (for any present or future period) the method of calculation of any of said financial covenants, standards or terms shall be given effect in such calculations until such provisions are amended, in a manner satisfactory to the Company and the Agent and the Majority Lenders, to so reflect such change to GAAP.

         Section 10.4 Captions. Captions to Articles, Sections and subsections of, and Annexes, Schedules and Exhibits to, this Agreement are included for convenience of reference only and shall not constitute a part of this Agreement for any other purpose or in any way affect the meaning or construction of any provision of this Agreement.

         Section 10.5 Interpretation of Related Documents. Except as otherwise specified therein, the terms and provisions in the Notes, certificates, opinions and other documents delivered in connection herewith shall be interpreted in accordance with the provisions of this Article 10.

                         [SIGNATURES ON FOLLOWING PAGE]

                 IN WITNESS WHEREOF, the parties thereto have caused this Agreement to be executed by their duly authorized officers all as of the Agreement Date.

                          COMPANY:
                          -------

                          ALLIED CAPITAL LENDING
                           CORPORATION, a Maryland corporation


                          By: /s/ Katherine C. Marien
                              -------------------------------------
                          Name:  Katherine C. Marien
                                 ----------------------------------
                          Title: President
                                 ----------------------------------


                          AGENT:
                          -----

                          RIGGS BANK N.A.


                          By: /s/ David H. Olson
                              ------------------------------------
                          Name:  David H. Olson
                                 ---------------------------------
                          Title: Vice President
                                 ---------------------------------


                          LENDER:
                          ------
Commitment:
----------
$15,000,000               RIGGS BANK N.A.


                          By: /s/ David H. Olson
                              -----------------------------------
                          Name: David H. Olson
                                ---------------------------------
                          Title: Vice President
                                 --------------------------------

                       LISTING OF SCHEDULES AND EXHIBITS



         Schedule 1 - Borrowing Base Certificate
         Schedule 2 - Covenant Compliance Certificate

         Exhibit A - Form of Note
         Exhibit 3.5 - Litigation
         Exhibit 4.2 - Form of Eligible Mortgage Loan Report

                                   SCHEDULE 1

                           BORROWING BASE CERTIFICATE



         TO:     The Lenders and the Agent under
                 the Credit Agreement described below

         This Borrowing Base Certificate is furnished pursuant to the Credit Agreement, dated July 11, 1997, among Allied Capital Lending Corporation and Riggs Bank N.A., as Agent, and the Lenders that are parties thereto (the "Credit Agreement"). Terms defined in the Credit Agreement shall have the same defined meanings when such terms are used herein.

         The undersigned hereby certifies that:

(a)      I am the duly elected ______________________________ of the Company.

(b) I have no knowledge of the existence of any condition or event which constitutes a Potential Default or an Event of Default.

(c) The following accurately states the current total of pledged Eligible Mortgage Loans and the Borrowing Base.

(d) The current Borrowing Base is not less than the Loans outstanding after giving effect to any new Loans to be made.

(e) The foregoing certifications, together with the following computations, are made and delivered as of the date set forth below.

10.6     Computations for Borrowing Base

         1.      Current Cost Basis of all Eligible              $
                 Mortgage Loans owned by the Company and          ---------
                 pledged to the Agent

         2.      Aggregate Values of the Properties              $
                 securing the Eligible Mortgage Loans on          ---------
                 Line 1

         3.      80% of Line 1                                   $
                                                                  ---------
         4.      80% of Line 2                                   $
                                                                  ---------

         5.      Borrowing Base                                  $
                 (lesser of Line 3 and Line 4)                    ---------

         6.      Total Loans                                     $
                                                                  ---------
         7.      Availability (Line 5 minus Line 6)              $
                                                                  ---------

Dated as of ___________________, 19____.



                                           ALLIED CAPITAL LENDING CORPORATION



                                           By:
                                              ------------------------------
                                           Name:
                                                 ---------------------------
                                           Title:
                                                  --------------------------

                                   SCHEDULE 2

                        COVENANT COMPLIANCE CERTIFICATE


         TO: Riggs Bank N.A., as Agent, and the Lenders under the Credit Agreement referred to below


         This is the Covenant Compliance Certificate referred to in Section 4.1(b) of the Credit Agreement, dated as of July 11, 1997, among Allied Capital Lending Corporation, Riggs Bank N.A., and the Lenders parties thereto (the "Credit Agreement"). Terms defined in the Credit Agreement shall have the same defined meanings when such terms are used herein.

         Attached hereto are the financial statements of the Company for the fiscal quarter or fiscal year, as applicable, ended on ____________________, 19___. I hereby certify that:

1.       I am the chief financial officer of the Company.

2. I have carefully read the attached financial statements and they (i) are complete, true and correct statements to the best of my knowledge and belief, (ii) were prepared in conformity with GAAP applied on a basis consistent with that of the preceding year, subject only to year-end audit adjustments, and fairly present the financial positions of the Company and the results of its operations for the periods covered thereby.

3. To the best of my knowledge, each and every covenant in the Agreement has been performed and observed and no Potential Default or Event of Default has occurred.

Attached are calculations of the Financial Covenants as of __________, 19____.

Dated ________________, 19____.


                                                   -----------------------
                                                   Name:
                                                         -----------------
                                                   Title:
                                                          ----------------

                                   EXHIBIT A

                                  FORM OF NOTE


U.S. $                                                               , 19
      ------------------                              ---------------    ---


         FOR VALUE RECEIVED, the undersigned, ALLIED CAPITAL LENDING CORPORATION, a Maryland corporation (the "Company"), HEREBY PROMISES TO PAY to the order of ______________________________________, a __________________ (the
"Lender"), on the Maturity Date, the principal sum of U.S. ________________________ AND ___/00 DOLLARS ($______________) or, if less, the aggregate principal amount of the Loans made by the Lender to the Company pursuant to the Credit Agreement referred to below and outstanding on the Maturity Date.

         The Company promises to pay interest on the unpaid principal amount of each Loan from the date of such Loan until such principal amount is paid in full, at such interest rates, and payable at such times, as are specified in the Credit Agreement.

         Both principal and interest are payable in lawful money of the United States of America to RIGGS BANK N.A., as Agent (the "Agent"), at 808 17th Street, N.W., Washington, D.C. 20006, in same day funds, without defense, offset or counterclaim.

         This Note is one of the Notes referred to in, and is entitled to the benefits of, the Credit Agreement, dated as of July 11, 1997 (as amended, modified or supplemented from time to time, the "Credit Agreement") between the Company, the Lender, certain other lenders parties thereto, and the Agent as agent for the Lender and such other lenders, and the other Credit Documents referred to therein and entered into pursuant thereto. The Credit Agreement, among other things, (a) provides for the making of Loans by the Lender to the Company from time to time in an aggregate amount not to exceed at any time outstanding the U.S. dollar amount first above mentioned, the indebtedness of the Company resulting from each such Loan being evidenced by this Note, and (b) contains provisions for acceleration of the maturity hereof upon the happening of certain stated events and also for prepayments on account of principal hereof prior to the maturity hereof upon the terms and conditions therein specified.

         The Company hereby waives presentment, demand, notice of dishonor, protest and all other demands and notices (other than demands and notices with respect to an Event of Default) in connection with the delivery, acceptance, performance and enforcement of this Note.

         Terms defined in the Credit Agreement shall have the same defined meanings when such terms are used herein.

         This Note shall be governed by and construed in accordance with the laws of the District of Columbia, without reference to conflict of laws principles.

         IN WITNESS WHEREOF, the Company has caused this Note to be executed by its duly authorized representative as of the day and year first above written.

                            ALLIED CAPITAL LENDING
                             CORPORATION, a Maryland corporation


                            By:
                                -----------------------------
                            Name:
                                  ---------------------------
                            Title:
                                   --------------------------

                                  EXHIBIT 3.5

                                   LITIGATION

                                  EXHIBIT 4.2

                         ELIGIBLE MORTGAGE LOAN REPORT



                      Mortgage     Original     Current
                        Note       Mortgage      Cost      Property
Loan #    Obligor       Date      Note Amount    Basis      Value     Status*
------    -------       ----      -----------    -----      -----     -------















*    E = Eligible Mortgage Loan
     I = Pledged Mortgage Loan that has ceased to be an Eligible Mortgage Loan


     I certify that the foregoing is a complete and accurate listing of all Mortgage Loans and Mortgage Notes pledged to Riggs Bank N.A.


                                           Dated:                  , 19    .
                                                  -----------------    ----

                                           By:
                                               -------------------------------
                                           Name:
                                                 -----------------------------

                                      NOTE



U.S. $15,000,000.00                                            July 11, 1997



        FOR VALUE RECEIVED, the undersigned, ALLIED CAPITAL LENDING CORPORATION, a Maryland corporation (the "Company"), HEREBY PROMISES TO PAY to the order of RIGGS BANK N.A., a national banking association (the "Lender"), on the Maturity Date, the principal sum of U.S. FIFTEEN MILLION AND NO/00 DOLLARS ($15,000,000.00) or, if less, the aggregate principal amount of the Loans made by the Lender to the Company pursuant to the Credit Agreement referred to below and outstanding on the Maturity Date.

        The Company promises to pay interest on the unpaid principal amount of each Loan from the date of such Loan until such principal amount is paid in full, at such interest rates, and payable at such times, as are specified in the Credit Agreement.

        Both principal and interest are payable in lawful money of the United States of America to RIGGS BANK N.A., as Agent (the "Agent"), at 808 17th Street, N.W., Washington, D.C. 20006, in same day funds, without defense, offset or counterclaim.

        This Note is one of the Notes referred to in, and is entitled to the benefits of, the Credit Agreement, dated as of July 11, 1997 (as amended, modified or supplemented from time to time, the "Credit Agreement") between the Company, the Lender, certain other lenders parties thereto, and the Agent as agent for the Lender and such other lenders, and the other Credit Documents referred to therein and entered into pursuant thereto. The Credit Agreement, among other things, (a) provides for the making of Loans by the Lender to the Company from time to time in an aggregate amount not to exceed at any time outstanding the U.S. dollar amount first above mentioned, the indebtedness of the Company resulting from each such Loan being evidenced by this Note, and (b) contains provisions for acceleration of the maturity hereof upon the happening of certain stated events and also for prepayments on account of principal hereof prior to the maturity hereof upon the terms and conditions therein specified.

        The Company hereby waives presentment, demand, notice of dishonor, protest and all other demands and notices (other than demands and notices with respect to an Event of Default) in connection with the delivery, acceptance, performance and enforcement of this Note.

        Terms defined in the Credit Agreement shall have the same defined meanings when such terms are used herein.

        This Note shall be governed by and construed in accordance with the laws of the District of Columbia, without reference to conflict of laws principles.

        IN WITNESS WHEREOF, the Company has caused this Note to be executed by its duly authorized representative as of the day and year first above written.


                              ALLIED CAPITAL LENDING
                               CORPORATION, a Maryland corporation


                              By: /s/ Katherine C. Marien
                                 -------------------------------
                              Name: Katherine C. Marien
                                    ----------------------------
                              Title: President
                                     ---------------------------





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